                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Under Rule Section 240.14a-12

                       UNITED INVESTORS INCOME PROPERTIES
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:
         Limited Partnership Units
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(2)      Aggregate number of securities to which transaction applies:

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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)      Proposed maximum aggregate value of transaction:
         $3,800,000
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(5)      Total fee paid:
         $481.46
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         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

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(2)      Form, Schedule or Registration Statement No.:

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(3)      Filing Party:

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(4)      Date Filed:

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                                PRELIMINARY COPY

                       UNITED INVESTORS REAL ESTATE, INC.
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071

                               [__________], 2004

Dear Limited Partner:

         We solicit your consent to an amendment to the agreement of limited partnership (the "Partnership Agreement") of United Investors Income Properties, a Missouri limited partnership (the "Partnership") in which you have invested, to permit sales of the Partnership's property to the general partner of the Partnership (the "General Partner") or its affiliates (the "Amendment"). If the Amendment is approved, the Partnership plans to sell Bronson Place Apartments, a 70-unit apartment complex located in Mountlake Terrace, Washington (the "Property"), to Bronson Place Associates, LLC, a Delaware limited liability company (the "Purchaser") and an affiliate of the General Partner (the "Sale"). The Partnership entered into an agreement, dated September 27, 2004 (the "Purchase Agreement"), with the Purchaser, pursuant to which the Purchaser will purchase the Property for a gross purchase price of $3,800,000.00, which purchase price is equal to the "as is" value of the Property previously determined by an independent third party appraiser. The Purchase Agreement is conditioned upon receipt of consent to the Amendment by a majority in interest of the limited partners of the Partnership (the "Limited Partners") and upon the failure to receive objections to the Sale from the Limited Partners who hold a majority of the units held by all Limited Partners who are not the General Partner or its affiliates (the "Unaffiliated Limited Partners"). The Amendment and terms of the Sale are more fully described in the attached Consent Solicitation Statement.

         If Limited Partners approve the Amendment and the Sale is consummated in accordance with the terms of the Purchase Agreement, the Partnership will distribute the proceeds of the Sale in accordance with the Partnership Agreement and applicable law after consummation of the Sale. In connection with the Sale, we anticipate that the Partnership will distribute $3,809,468, or approximately $62.39 per unit of limited partnership interest, to the Limited Partners.

         The Purchaser is our affiliate, and both of us may be deemed to be under common control of Apartment Investment and Management Company, a publicly traded real estate investment trust. Accordingly, we have a substantial conflict of interest with respect to the proposals. As a result, we do not make any recommendation as to whether or not Limited Partners should consent to the Amendment or object to the Sale.

         We are of the opinion that Limited Partners should be presented with the proposed Amendment and Sale of the Property at the current time for the following reasons, among others:


         o Under the terms of the Purchase Agreement, the Sale will be consummated shortly after the requisite consents are obtained.

         o In the Sale, the Partnership will not incur some of the costs that it would otherwise incur in a sale of the Property to a third party, such as brokerage fees which the General Partner expects would total approximately $46,400 and which would otherwise reduce the net sale proceeds to the Partnership.

         o The Sale under the terms of the Purchase Agreement provides more certainty to a sale of the Property than a sale to a third party, due to, among other things, the short feasibility period and limited conditions to closing.

         o The Partnership currently owns three properties, including the Property. After the Sale is completed, the General Partner plans to actively market the remaining properties for sale and distribute any available proceeds in accordance with the Partnership Agreement and applicable law. Upon the sale of the final property, the Partnership will be dissolved in accordance with the terms of the Partnership Agreement. There can be no assurances that any of the remaining properties can be sold on terms favorable to the Partnership, that the proceeds from the sales will be sufficient to allow for distributions to the Limited Partners, that any distributions of the proceeds from the sales will be sufficient to pay any resulting tax liability, or that the properties can be sold at all.

         o The General Partner is of the opinion that the Partnership is incurring significant administrative and accounting expenses relating to the preparation and filing of periodic reports with the Securities and Exchange Commission (the "SEC"), particularly in light of the additional requirements imposed by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder, administrative and accounting expenses relating to the preparation of tax returns and Form K-1s and general audit, tax and investor relations expenses. Upon completion of the disposition of all of the Partnership's properties, the Partnership will no longer incur these expenses.

         o The purchase price for the Property is equal to the appraised market value of the fee simple interest in the Property as of April 28, 2004.

         o Market conditions are currently favorable for sellers of properties of the type and character of the Property, largely because of the current interest rate environment and tax benefits and favorable financing available to purchasers of these properties. However, these market conditions are of uncertain duration and could be adversely affected by, among other things, future weakness in the economy, increases in interest rates, federal budgetary and appropriation constraints and other factors, and there is no assurance that the Partnership would succeed in selling the Property on equal or better terms than in the Purchase Agreement.

         o If the proposed Sale is not approved and consummated on or before December 31, 2004, then given changing economic conditions, among other things, the execution of a similar sale in the future currently is uncertain.

         However, there are disadvantages and risks related to the Sale, which are more fully described in the "Risk Factors" section of the attached Consent Solicitation Statement and include:

         o The General Partner is affiliated with the Purchaser and stands in a conflict of interest.

         o        The Sale did not result from arm's length bargaining.

         o It is possible that the Partnership could realize a higher purchase price if the General Partner marketed the Property to third parties or held the Property for a longer period of time.

         o Limited Partners will recognize taxable gain in connection with the Sale.

         o After consummation of the Sale, Limited Partners will no longer receive any distributions from operating cash flow of the Property or upon a refinancing of the Property, and the Partnership will continue to incur operating costs without the benefit of revenue generated by the Property.

         If the Limited Partners do not approve the Amendment or they object to the Sale as described in the attached Consent Solicitation Statement, the Partnership will continue to operate the Property, and there can be no assurance that the Property will be operated profitably, the Partnership will make any future distributions to the Limited Partners, the Limited Partners will receive distributions equal to any future taxable income generated from operations, the Property can continue to be operated without substantial improvements, the Partnership will not default under its mortgages or other obligations, the Partnership will not lose its entire investment in the Property, or a sale of the Property on comparable or more favorable terms will be possible in the future.

         As more fully discussed in the attached Consent Solicitation Statement, Limited Partners are not entitled to appraisal rights under applicable law or the Partnership Agreement permitting them to seek a judicial determination of the value of their Partnership interests in connection with the sale of Partnership assets or an amendment to the Partnership Agreement. However, the Partnership is providing each Limited Partner with contractual dissenters' appraisal rights that are based upon the dissenters' appraisal rights that a Limited Partner would have were it a shareholder in a corporate merger under the corporation laws of Missouri.

         If you have any questions or require any assistance in completing and returning the attached Consent Form, please contact the Solicitation Agent at its address set forth below.

                                Very truly yours,

                       UNITED INVESTORS REAL ESTATE, INC.


                           THE SOLICITATION AGENT IS:

                             THE ALTMAN GROUP, INC.

                 By Mail:                               By Overnight Courier:                        By Hand:

         1275 Valley Brook Avenue                   1275 Valley Brook Avenue                 1275 Valley Brook Avenue
       Lyndhurst, New Jersey 07071                 Lyndhurst, New Jersey 07071             Lyndhurst, New Jersey 07071


                                      By Facsimile:                                  For Information please call:

                                      (201) 460-0050                                 TOLL FREE (800) 217-9608




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



                                PRELIMINARY COPY

                       UNITED INVESTORS REAL ESTATE, INC.
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071

                         CONSENT SOLICITATION STATEMENT

                               [__________], 2004

         United Investors Real Estate, Inc., a Delaware corporation (the "General Partner"), the general partner of United Investors Income Properties, a Missouri limited partnership (the "Partnership"), solicits the consent of the limited partners (the "Limited Partners") of the Partnership to an amendment to the agreement of limited partnership of the Partnership (the "Partnership Agreement") to permit sales of property to the General Partner or its affiliates (the "Amendment"). If the Amendment is approved, the Partnership plans to sell Bronson Place Apartments, a 70-unit apartment complex located in Mountlake Terrace, Washington (the "Property"), to Bronson Place Associates, LLC, a Delaware limited liability company (the "Purchaser") and an affiliate of the General Partner of the Partnership, for a gross purchase price of $3,800,000.00 (the "Purchase Price") on the terms and conditions described in this Consent Solicitation Statement (the "Sale"). The Partnership entered into an agreement, dated September 27, 2004 (the "Purchase Agreement"), with the Purchaser, pursuant to which the Purchaser will purchase the Property for a gross purchase price of $3,800,000.00, which purchase price is equal to the "as is" value of the Property previously determined by an independent third party appraiser. The Purchase Agreement is conditioned upon receipt of consent to the Amendment by a majority in interest of the Limited Partners and upon the failure to receive objections to the Sale from the Limited Partners who hold a majority of the units held by all Limited Partners who are not the General Partner or its affiliates (the "Unaffiliated Limited Partners"). The Amendment, the Sale, and the terms of the Purchase Agreement are more fully described in this Consent Solicitation Statement.

         If Limited Partners approve the Amendment and the Sale is consummated in accordance with the terms of the Purchase Agreement, the Partnership will distribute the proceeds of the Sale in accordance with the Partnership Agreement and applicable law after the Sale is consummated. In connection with the Sale, we anticipate that the Partnership will distribute $3,809,468, or approximately $62.39 per unit, to the Limited Partners.

         As more fully discussed in this Consent Solicitation Statement, Limited Partners are not entitled to appraisal rights under applicable law or the Partnership Agreement permitting them to seek a judicial determination of the value of their Partnership interests in connection with the sale of Partnership assets or an amendment to the Partnership Agreement. However, the Partnership is providing each Limited Partner with contractual dissenters' appraisal rights that are based upon the dissenters' appraisal rights that a Limited Partner would have were it a shareholder in a corporate merger under the corporation laws of Missouri.

         SEE "RISK FACTORS" IN THIS CONSENT SOLICITATION STATEMENT FOR A DESCRIPTION OF THE RISK FACTORS THAT YOU SHOULD CONSIDER.

         This Consent Solicitation Statement and the accompanying Consent Form are first being mailed to the Limited Partners of record as of September [__], 2004 (the "Record Date"). The Partnership has 61,063 units of limited partnership interest (referred to in this Consent Solicitation Statement as "units" or individually as a "unit") outstanding as of the Record Date, and each unit represents approximately a 0.0016% interest in the Partnership. Other than the general partnership interest held by the General Partner, the Partnership does not have any other classes of securities.



         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the transaction described herein; passed upon the merits or fairness of the transaction; or passed upon the adequacy or accuracy of the disclosure contained in this document. Any representation to the contrary is a criminal offense.

         The Partnership Agreement requires the prior written consent of Limited Partners owning a majority in interest of the outstanding Units to approve the Amendment. Affiliates of the General Partner currently own approximately 40% of the outstanding units and will consent to the Amendment. Limited Partners owning an additional 6,108.61, or 10.01%, of the outstanding units must approve the Amendment for it to be approved.

         In addition, we will not consummate the Sale if a majority in interest of Unaffiliated Limited Partners object to the Sale in compliance with the procedures set forth in this Consent Solicitation Statement. Unaffiliated Limited Partners own 36,634 units. Therefore, if Unaffiliated Limited Partners owning more than 18,321 unaffiliated Units, or approximately 30% of the outstanding units, object to the Sale in compliance with the procedures set forth in this Consent Solicitation Statement, the Sale will not be consummated. Abstentions on the enclosed Consent will not be treated as objections, although they will be treated as a vote against the Amendment for purposes of determining whether the requisite vote has been achieved.

         THIS SOLICITATION OF CONSENTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER [__], UNLESS SUCH DATE IS EXTENDED BY THE GENERAL PARTNER IN ITS DISCRETION AS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT (THIS DATE, AS SO EXTENDED, IS REFERRED TO IN THIS CONSENT SOLICITATION STATEMENT AS the "EXPIRATION DATE").

         WE URGE YOU TO READ THIS CONSENT SOLICITATION STATEMENT CAREFULLY AND TO CONTACT YOUR TAX ADVISOR TO THE EXTENT THAT YOU HAVE QUESTIONS RELATED TO YOUR TAX SITUATION.

         The General Partner and the Purchaser are affiliates of, and may be deemed to be under common control with, Apartment Investment and Management Company, a publicly traded real estate investment trust ("AIMCO"). Accordingly, the General Partner has a substantial conflict of interest with respect to the proposals. As a result, the General Partner does not make any recommendation as to whether or not Limited Partners should consent to the proposed Amendment or object to the Sale.

         If the Limited Partners do not approve the Amendment or they object to the Sale as described in this Consent Solicitation Statement, the Partnership will continue to operate the Property, and there can be no assurance that the Property will be operated profitably, the Partnership will make any future distributions to the Limited Partners, the Limited Partners will receive distributions equal to any future taxable income generated from operations, the Property can continue to be operated without substantial improvements, the Partnership will not default under its mortgages, the Partnership will not lose its entire investment in the Property, or a sale of the Property on comparable or more favorable terms will be possible in the future.

         Questions and requests for assistance may be directed to the solicitation agent, The Altman Group, Inc. (the "Solicitation Agent"), by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, by telephone toll free at (800) 217-9608 or by fax at (201) 460-0050.

                                     SUMMARY

         This summary highlights the most material information regarding the Amendment and the Sale but does not describe all of their details. We urge you to read this entire Consent Solicitation Statement. We have also included in this summary references to the section of this Consent Solicitation Statement in which a more complete discussion may be found.

         o THE AMENDMENT. The Partnership Agreement will be amended to eliminate prohibitions against the sale of the Partnership's property to the General Partner or its affiliates. In addition, the provisions relating to the authority granted to the Partnership will be revised to expressly permit the sale of the Partnership's property to the General Partner or its affiliates. See "The Amendment" for additional information.

         o THE SALE. The Partnership has entered into the Purchase Agreement with the Purchaser, pursuant to which the Purchaser will purchase the Property for a gross purchase price of $3,800,000.00, which purchase price is equal to the "as is" value of the Property previously determined by an independent third party appraiser. The Purchase Agreement is conditioned upon receipt of consent to the Amendment by a majority in interest of the Limited Partners and upon the failure to receive objections to the Sale from the Unaffiliated Limited Partners who hold a majority of the units held by all Unaffiliated Limited Partners. The proposed terms of the Sale are more fully described below in "The Sale."

         o DISTRIBUTION FROM SALE PROCEEDS. If Limited Partners approve the Amendment and do not object to the Sale, the Partnership will distribute the proceeds of the Sale in accordance with the Partnership Agreement and applicable law after the Sale is consummated. In connection with the Sale, we anticipate that the Partnership will distribute $3,809,468, or approximately $62.39 per unit, to the Limited Partners. See "Sale Proceeds and Estimated Tax Consequences" for additional information.

         o APPROVAL OF THE PROPOSAL. The Partnership Agreement requires the prior written consent of Limited Partners owning a majority in interest of the outstanding units to approve the Amendment. Affiliates of the General Partner currently own approximately 40% of the outstanding units and will consent to the Amendment. Unaffiliated Limited Partners owning in the aggregate 6,108.61, or 10.01%, of the outstanding units must approve the Amendment for it to be approved.

                  In addition, we will not consummate the Sale if a majority in interest of the Unaffiliated Limited Partners withhold consent to the Sale in compliance with the procedures set forth in this Consent Solicitation Statement. Unaffiliated Limited Partners own 36,634 units. Therefore, if Unaffiliated Limited Partners owning more than 18,321 units, or approximately 30% of the outstanding units, withhold consent to the Sale in compliance with the procedures set forth in this Consent Solicitation Statement, the Sale will not be consummated. Abstentions on the enclosed Consent will not be treated as objections. See "Solicitation of Consents and Consents Required" for additional information.

         o REASONS FOR THE PROPOSALS. The General Partner and AIMCO Properties, L.P., a Delaware limited partnership that conducts substantially all of the business of AIMCO (the "AIMCO Operating Partnership"), are of the opinion that increasing audit, tax, tax return and Form K-1 preparation costs, and investor relations expenses, and the incremental legal and accounting fees associated with being a separate public company particularly in light of the additional requirements imposed by the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") are increasingly burdensome expenses to share among a decreasing number of Limited Partners. Moreover, due to the limited number of properties currently owned by the Partnership, these increased expenses constitute significant expenditures of the Partnership. The AIMCO Operating Partnership and the General Partner are of the opinion that the sale of the Partnership's properties and subsequent dissolution will result in ownership of the properties either by privately-held entities, in which case the obligations would no longer apply, or by existing public entities, in which case those obligations would be redundant, thereby presenting opportunities to eliminate or significantly reduce these costs and expenses.

                  Additionally, the AIMCO Operating Partnership is of the opinion that by transferring ownership of the Property to a wholly owned subsidiary, the AIMCO Operating Partnership will have greater operating flexibility with respect to the Property. The AIMCO Operating Partnership has advised the General Partner that it is more difficult to integrate the operations of the Partnership into those of the AIMCO Operating Partnership due to the constraints and additional costs related to the operation of the Partnership as a public entity, including the procedural and compliance costs and requirements associated with the registration of units of the Partnership under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). After the proposed Sale and the future sale of the Partnership's remaining property are consummated, the Partnership will dissolve pursuant to the terms of the Partnership Agreement and plans to file a notice with the Securities and Exchange Commission (the "SEC") that will result in the termination of the Partnership's obligation to file annual, quarterly and other reports with the SEC.

                  The General Partner is of the opinion that Limited Partners should be presented with the proposed Amendment and Sale of the Property at the current time for the following reasons, among others:

                  o Under the terms of the Purchase Agreement, the Sale will be consummated shortly after the requisite consents are obtained.

                  o In the Sale, the Partnership will not incur some of the costs that it would otherwise incur in a sale of the Property to a third party, such as brokerage fees which the General Partner expects would total approximately $46,400 and which would reduce the net sale proceeds to the Partnership.

                  o The Sale under the terms of the Purchase Agreement provides more certainty to a sale of the Property than a sale to a third party, due to, among other things, the short feasibility period and abbreviated conditions to closing.

                  o The AIMCO Operating Partnership and the General Partner are of the opinion that the Partnership is incurring significant administrative and accounting expenses relating to the preparation and filing of periodic reports with the SEC, particularly in light of the additional requirements imposed by Sarbanes-Oxley and the rules and regulations promulgated by the SEC thereunder, administrative and accounting expenses relating to the preparation of tax returns and Form K-1s and general audit, tax and investor relations expenses.

                  o The Purchase Price for the Property is equal to the appraised market value of the fee simple interest in the Property as of April 28, 2004.

                  o Market conditions are currently favorable for sellers of properties of the type and character of the Property, largely because of the current interest rate environment and tax benefits and favorable financing available to purchasers of these properties. However, these market conditions are of uncertain duration and could be adversely affected by, among other things, future weakness in the economy, increases in interest rates, federal budgetary and appropriation constraints and other factors, and there is no assurance that the Partnership would succeed in selling the Property on equal or better terms than in the Purchase Agreement.

                  o If the proposed Sale is not approved and consummated on or before December 31, 2004, then given changing economic conditions, among other things, the execution of a similar sale in the future currently is uncertain.

         See "Background" and "Reasons for and Fairness of the Proposals" for additional information.

         o DISADVANTAGES OF THE AMENDMENT. The Amendment will permit the Partnership to sell its properties to the General Partner and its affiliates, although the General Partner would have conflicts of interest with respect to the transaction. See "Risks Factors - Risks Associated with the Amendment" for additional information.

         o DISADVANTAGES OF THE SALE. Although the General Partner is of the opinion that the Purchase Price of the Property and the terms of the Purchase Agreement are fair:

                  o The General Partner is affiliated with the Purchaser and stands in a conflict of interest.

                  o        The Sale did not result from arm's length bargaining.

                  o It is possible that the Partnership could realize a higher purchase price if the General Partner marketed the Property to third parties or held the Property for a longer period of time.

                  o Limited Partners will recognize taxable gain in connection with the Sale.

                  o Proceeds available for distribution to the Partners from the Sale of the Property after repayment of the Property's debts and payment of the Partnership's expenses may be less than the taxable gain realized by the Partnership and any tax liability resulting from the foregoing.

                  o After consummation of the Sale, Limited Partners will no longer receive any distributions from operating cash flow of the Property or upon a refinancing of the Property, and the Partnership will continue to incur operating costs without the benefit of revenue generated by the Property.

         See "Risk Factors - Risks Associated with the Sale" for additional information.

         o DETERMINATION OF PURCHASE PRICE. The Purchase Price for the Property is equal to the "as is" value of the Property previously determined by an independent third party appraiser. See "The Partnership and the Property - Appraisal" for additional information on the appraisal.

         o FAIRNESS. Although the General Partner has interests that may conflict with those of the Limited Partners, the General Partner is of the opinion that the Amendment and the Sale are fair to the Unaffiliated Limited Partners in view of the factors listed below. Each of the following factors was considered by the General Partner, although the General Partner did not assign any particular relative weights to the individual factors listed below. See "Summary - Reasons for and Fairness of the Proposals" for additional factors considered by the General Partner.

                  o The Purchase Price is equal to the appraised market value of the Property as of April 28, 2004, which was determined by an independent third party appraiser.

                  o There have been no other firm offers by third parties for the Property, a merger or other extraordinary transaction during the past two years with which to compare the Purchase Price and resulting distribution to Limited Partners. No other offer to purchase the Property is currently outstanding.

                  o The Sale will not be consummated if Unaffiliated Limited Partners holding a majority of the units held by all Unaffiliated Limited Partners object to the Sale.

                  See "Fairness of the Sale" for additional information.

         o CONDITIONS TO THE PROPOSALS. The consent of Limited Partners and other third parties, including lenders to the Partnership, are required in order to effect the Amendment and consummate the Sale. The Partnership will not proceed with the Amendment and the Sale if the required consents are not obtained. In addition, if Unaffiliated Limited Partners, owning more than 18,321 units, or approximately 30% of the outstanding units, withhold consent to the Sale in compliance with the procedures set forth in this Consent Solicitation Statement, the Sale will not be consummated. The Amendment will not be effected and the Sale will not be consummated, unless and until all of the required third party consents are obtained. In addition, none of the parties is required to consummate the Sale if the Purchaser does not have adequate cash or financing commitments to pay for the Property in the Sale. The Sale is also subject to the conditions set forth in the Purchase Agreement prior to its closing, which include the foregoing. See "The Sale - Conditions to Closing."

         o TERMINATION. Either party to the Purchase Agreement may terminate the Purchase Agreement at any time prior to closing, acting in their sole discretion and for any reason or no reason, upon written notice to the other party. See "The Sale
                  - Termination" for additional information.

         o CONFLICTS OF INTEREST. The General Partner and the Purchaser are affiliates of, and may be deemed to be under common control with, AIMCO. In addition, AIMCO and its affiliates will realize substantial benefits from the proposed Sale of the Property to the Purchaser and the consummation by the Purchaser of the transactions discussed in this Consent Solicitation Statement, including, without limitation, Partnership distributions of sale proceeds, management fees, and a share of the residual proceeds from the Property. Accordingly, the General Partner has a substantial conflict of interest with respect to the proposed Sale. See "Conflicts of Interest" for additional information.

         o NO RECOMMENDATION BY THE GENERAL PARTNER. As a result of the General Partner's conflict of interest with respect to the proposed Amendment and Sale, the General Partner does not make any recommendation as to whether or not Limited Partners should consent to the Amendment or object to the Sale. See "No Recommendation by the General Partner" for additional information.

         o TAX CONSEQUENCES OF THE SALE. The Sale will be a taxable transaction for United States federal income tax purposes and possibly for state and local income tax purposes as well. See "United States Federal Income Tax Consequences" for additional information.

         o APPRAISAL RIGHTS. Limited Partners are not entitled to appraisal rights under applicable law or the Partnership Agreement permitting them to seek a judicial determination of the value of their Partnership interests in connection with the sale of Partnership assets or an amendment to the Partnership Agreement. However, the Partnership is providing each Limited Partner with contractual dissenters' appraisal rights that are based upon the dissenters' appraisal rights that a Limited Partner would have were it a shareholder in a corporate merger under the corporation laws of Missouri. See "No Appraisal Rights" for additional information.

         o ADDITIONAL INFORMATION. For additional information about the Partnership, AIMCO, or the AIMCO Operating Partnership, see "General Information." If you have any questions regarding the transaction, please contact the Information Agent, The Altman Group, Inc., at (800) 217-9608 (toll-free).


                           FORWARD LOOKING INFORMATION

         The discussion set forth in this Consent Solicitation Statement regarding estimated future capital expenditures, uses of sales proceeds, estimated distributions to the Limited Partners and other parties, estimates of fees and reimbursements to be received by the General Partner and its affiliates, and estimates of the tax liabilities of the Limited Partners under different scenarios, at the time they were made, are forward-looking information developed by the General Partner. Any estimate of the future performance of a business, like the Partnership's business or that of the Property, or the performance of the Partnership if the Property is not sold, is forward-looking and based on assumptions, some of which inevitably will prove to be incorrect. These expectations incorporated various assumptions including, but not limited to, net sales proceeds, transaction costs, revenue (including occupancy rates), various operating expenses, general and administrative expenses, depreciation expenses, capital expenditures, working capital levels, the timing of transactions, and the actions taken or to be taken by other parties. While the General Partner deemed these expectations to be reasonable and valid at the date made, there is no assurance that the assumed facts will be validated, that the expenses will actually be incurred, the results will actually be realized, or the estimates will prove to be accurate.

                                   BACKGROUND

         Effective February 25, 1998, the General Partner became wholly-owned by AIMCO/IPT, Inc. ("AIMCO/IPT"), a Delaware corporation and subsidiary of AIMCO, when the prior owner of the General Partner merged into AIMCO/IPT. On May 1, 2003, Everest Properties, Inc., a California corporation ("Everest"), acquired all of the capital stock of the General Partner. In connection with this transaction, the General Partner and the Partnership entered into a Services Agreement effective May 1, 2003 (the "Services Agreement") with NHP Management Company ("NHP"), an affiliate of AIMCO, whereby NHP agreed to provide portfolio and property management services for the Partnership. The portfolio management services included the services the General Partner of the Partnership generally performs or procures in connection with the management of the Partnership, subject to certain limitations provided for in the Services Agreement. As compensation for providing the portfolio management services and the property management services, the General Partner paid and assigned over to NHP all of the income, distributions, fees, commissions, reimbursements and other payments payable by the Partnership to the General Partner or any of its affiliates. On February 27, 2004, AIMCO/IPT reacquired from Everest all of the capital stock of the General Partner. As of February 26, 2004, the Services Agreement was terminated. As the sole stockholder of the General Partner, AIMCO/IPT is in a position to remove the current directors and elect the directors of the General Partner and consequently to control the Partnership. As of February 27, 2004, David I. Lesser and W. Robert Kohorst resigned as directors of the General Partner, and AIMCO/IPT appointed Martha Long and Peter Kompaniez as directors of the General Partner.

         The General Partner, together with the property manager of the Property, are both affiliates of the AIMCO Operating Partnership. The General Partner regularly evaluates the Partnership's interest in the Property by considering various factors such as the Partnership's financial position, the physical condition of the Property, and real estate and capital market conditions.

         The AIMCO Operating Partnership and the General Partner are of the opinion that increasing audit, tax, tax return and Form K-1 preparation costs, and investor relations expenses, and the incremental legal and accounting fees associated with being a separate public company are increasingly burdensome expenses to share among a decreasing number of limited partners. Moreover, due to the limited number of properties currently owned by the Partnership, these increased expenses constitute significant expenditures of the Partnership. Significantly, starting in late 2002, the AIMCO Operating Partnership and the General Partner became aware that these expenses would likely increase materially in the future as a result of the recently enacted Sarbanes-Oxley and the related rules and regulations promulgated by the SEC thereunder. The AIMCO Operating Partnership and the General Partner are of the opinion that the sale of the Partnership's properties and dissolution will result in ownership of the properties by privately-held entities, thereby eliminating or significantly reducing these costs and expenses.

         In addition, the AIMCO Operating Partnership has advised the General Partner that it is more difficult to integrate the operations of the Partnership into those of the AIMCO Operating Partnership due to the constraints and additional costs related to the operation of the Partnership as a public entity, including the procedural and compliance costs and requirements associated with the registration of units of the Partnership under the Exchange Act. After the proposed Sale and the future sale of the Partnership's remaining property are consummated, the Partnership will dissolve pursuant to the terms of the Partnership Agreement and plans to file a notice with the SEC that will result in the termination of the Partnership's obligation to file annual, quarterly and other reports with the SEC.

         The sale of all of the Partnership's properties and dissolution will also provide you with liquidity in your investment, and beginning in the year after the year in which the dissolution occurs, you will no longer have to include K-1 information from the Partnership in your tax returns.

         In April 2004, the General Partner retained the services of KTR Newmark Real Estate Services LLC (the "Appraiser"), an independent third party, to appraise the fair market value of the Property. On May 10, 2004, the Appraiser issued its report. The Partnership then entered into the Purchase Agreement with the Purchaser, pursuant to which the Purchaser will purchase the Property for a gross purchase price of $3,800,000. The purchase price is equal to the "as is" value of the Property previously determined by the Appraiser.

                  SALE PROCEEDS AND ESTIMATED TAX CONSEQUENCES

         ESTIMATED ALLOCATION OF SALES PROCEEDS. The following table contains a summary of the estimated allocation of the proceeds to the Limited Partners from the Sale, assuming that the Sale was completed on June 30, 2004. These calculations are estimates based upon information currently available to the General Partner and are provided as an example only. Based on our experience, it is likely that the amounts set forth below will vary depending on the reserves established to satisfy future obligations, if any, actual transaction costs, and factors beyond the control of the General Partner.

Gross sale price                                                   $ 3,800,000
Plus: Cash and cash equivalents                                         32,105
Plus: Other partnership assets                                         121,028
Less: Accounts payable, accrued expenses and other liabilities         (53,069)
Less: Closing costs                                                    (67,600)

TOTAL                                                              $ 3,832,464
                                                                   ===========

Net proceeds distributable to all Partners                           3,832,464
Percentage of proceeds allocable to Limited Partners                     99.40%
Net proceeds distributable to Limited Partners                     $ 3,809,467
Total number of units                                                   61,063

Distributable net proceeds per unit                                $     62.39
                                                                   ===========


         ESTIMATED TAX CONSEQUENCES OF THE SALE. If the Sale is consummated, the Partnership and the Limited Partners will recognize taxable gain. The table below is a summary of the estimated allocation to the Limited Partners of taxable gain upon the Sale, assuming that the Sale was completed June 30, 2004. These calculations are estimates based upon information currently available to the General Partner and are provided as an example only. The amounts to be allocated to the partners may vary depending the reserves established to satisfy future obligations, if any, actual transaction costs, and factors beyond the control of the General Partner. Each Limited Partner should consult his or her tax advisor regarding the tax consequences to him or her. See "United States Federal Income Tax Consequences - Tax Consequences If the Property Is Sold."

Gain per unit recognized on Sale                                   $        25
Unrecaptured Section 1250 gain per unit                                     25
Distribution per unit                                                    62.39

         The receipt of Sale proceeds will generate taxable gain to the Partnership, which will be allocated to all of the partners of the Partnership, including the Limited Partners. Accordingly, partners will recognize gain on the Sale.

                                 SPECIAL FACTORS

REASONS FOR THE PROPOSALS

         The AIMCO Operating Partnership and the General Partner are of the opinion that increasing audit, tax, tax return and Form K-1 preparation costs, and investor relations expenses, and the incremental legal and accounting fees associated with being a separate public company are increasingly burdensome expenses to share among a decreasing number of limited partners. Significantly, starting in late 2002, the AIMCO Operating Partnership and the General Partner became aware that these expenses would likely increase materially in the future as a result of the recently enacted Sarbanes-Oxley and the related rules and regulations promulgated by the SEC thereunder.

         The AIMCO Operating Partnership is of the opinion that by transferring ownership of the Property to a wholly owned subsidiary, the AIMCO Operating Partnership will have greater operating flexibility with respect to the Property. The AIMCO Operating Partnership has advised the General Partner that it is more difficult to integrate the operations of the Partnership into those of the AIMCO Operating Partnership due to the constraints and additional costs related to the operation of the Partnership as a public entity, including the procedural and compliance costs and requirements associated with the registration of units of the Partnership under the Exchange Act. After the proposed Sale and the future sale of the Partnership's remaining property are consummated, the Partnership will dissolve pursuant to the terms of the Partnership Agreement and plans to file a notice with the SEC that will result in the termination of the Partnership's obligation to file annual, quarterly and other reports with the SEC.

         The sale of all of the Partnership's properties and dissolution will also provide you with liquidity in your investment, and beginning in the year after the year in which the dissolution occurs, you will no longer have to include K-1 information from the Partnership in your tax returns.

         The General Partner is of the opinion that Limited Partners should be presented with the proposed Amendment and Sale of the Property at the current time. It came to this conclusion based upon many factors, including the following:

         THE SALE WILL BE CLOSED QUICKLY. Under the terms of the Purchase Agreement, the Sale will be consummated shortly after the requisite consents are obtained.

         THE SALE WILL AVOID CERTAIN CUSTOMARY TRANSACTION COSTS. In the Sale, the Partnership will not incur some of the costs that it would otherwise incur in a sale of the Property to a third party, such as brokerage fees which the General Partner expects would total approximately $46,400 and which would reduce the net sale proceeds to the Partnership.

         THE PROPOSED SALE PROVIDES MORE CERTAINTY THAN A SALE TO A THIRD PARTY. The Sale under the terms of the Purchase Agreement provides more certainty to a sale of the Property than a sale to a third party, due to, among other things, the short feasibility period and abbreviated conditions to closing.

         THE COSTS OF ADMINISTRATIVE, ACCOUNTING, AND OTHER EXPENSES ARE INCREASINGLY BURDENSOME. The AIMCO Operating Partnership and the General Partner are of the opinion that the Partnership is incurring significant administrative and accounting expenses relating to the preparation and filing of periodic reports with the SEC, particularly in light of the additional requirements imposed by Sarbanes-Oxley and the rules and regulations promulgated by the SEC thereunder, administrative and accounting expenses relating to the preparation of tax returns and Form K-1s and general audit, tax and investor relations expenses.

         THE PURCHASE PRICE IS AT A FAVORABLE LEVEL. The Purchase Price for the Property is equal to the appraised market value of the fee simple interest in the Property as of April 28, 2004.

         CURRENT CONDITIONS ARE FAVORABLE TO A SALE. Market conditions are currently favorable for sellers of properties of the type and character of the Property, largely because of tax benefits and favorable financing available to purchasers of such properties. However, these market conditions are of uncertain duration and could be adversely affected by, among other things, continued weakness in the economy, increases in interest rates, federal budgetary and appropriation constraints and other factors, and there is no assurance that the Partnership would succeed in selling the Property on equal or better terms than in the Purchase Agreement.

         THE EXECUTION OF A SIMILAR SALE IN THE FUTURE CURRENTLY IS UNCERTAIN. If the proposed Sale is not approved and consummated on or before December 31, 2004, then given changing economic conditions, among other things, the execution of a similar sale in the future currently is uncertain.

         FUTURE TAXABLE INCOME MAY EXCEED DISTRIBUTIONS. In the future, the Property might not generate sufficient cash for distribution to the Limited Partners to pay resulting tax liabilities, even if it generates taxable income.

FAIRNESS OF THE PROPOSALS

         FACTORS CONSIDERED BY THE GENERAL PARTNER AND THE AIMCO OPERATING PARTNERSHIP. The AIMCO Operating Partnership owns the General Partner. As a result, the AIMCO Operating Partnership's interests may conflict with those of the Unaffiliated Limited Partners. Notwithstanding this conflict, the General Partner and the AIMCO Operating Partnership are of the opinion that the Amendment and the Sale are fair to the Unaffiliated Limited Partners on the basis of the factors described below.

         Positive Factors Considered. In determining that the Amendment and the Sale are fair to the Unaffiliated Limited Partners, the General Partner and the AIMCO Operating Partnership considered the following factors, each of which, in the their opinions, supported the General Partner's and the AIMCO Operating Partnership's determination:

         o The purchase price is equal to the appraised market value of the Property as of April 28, 2004, which was determined by an independent third party appraiser.

         o The Sale will be consummated quickly after the requisite consents are obtained, reducing any costs associated with delays.

         o In the Sale, the Partnership will not incur some of the costs that it would otherwise incur in a sale of the Property to a third party, such as brokerage fees which the General Partner expects would total approximately $46,400 and which would reduce the net sale proceeds to the Partnership.

         o The Sale under the terms of the Purchase Agreement provides more certainty to a sale of the Property than a sale to a third party, due to, among other things, the short feasibility period and abbreviated conditions to closing.

         o The AIMCO Operating Partnership and the General Partner are of the opinion that the Partnership is incurring significant administrative and accounting expenses relating to the preparation and filing of periodic reports with the SEC, particularly in light of the additional requirements imposed by Sarbanes-Oxley and the rules and regulations promulgated by the SEC thereunder, administrative and accounting expenses relating to the preparation of tax returns and Form K-1s and general audit, tax and investor relations expenses.

         o There have been no other firm offers by third parties for the Property, a merger or other extraordinary transaction during the past two years with which to compare the Purchase Price and resulting distribution to Limited Partners. No other offer to purchase the Property is currently outstanding.

         o The method used to determine the Purchase Price is a method commonly relied upon by investors to value income producing property.

         o The ability of the Purchaser to consummate the Sale on the terms specified in the Purchase Agreement.

         o The fact that the Purchase Price to be received exceeds the net book value of the Property, which was approximately $2,118,000 at June 30, 2004.

         Negative Factors Considered. In determining that the Amendment and the Sale are fair to the Unaffiliated Limited Partners, the General Partner also considered the following negative factors:

         o Following the Sale, the Limited Partners will cease to participate in future earnings or growth, if any, of the Property or benefit from increases, if any, in the value of the Property.

         o The General Partner has actual or potential conflicts of interest in connection with the Amendment, the Sale, and determining that the Sale is fair to the Unaffiliated Limited Partners. See "Conflicts of Interest."

         o Neither applicable law nor the terms of the Partnership Agreement require consent of a majority in interest of the Limited Partners unaffiliated with the Purchaser to the Amendment, or the Sale if the Amendment is approved.

         o In structuring the Sale, neither the Partnership nor the Limited Partners had separate representation. If separate representation had been provided, the terms of the Sale might have been different.

         In the opinions of the General Partner and the AIMCO Operating Partnership, these negative factors were not sufficient, either individually or in the aggregate, to outweigh the benefits of the proposed Amendment and Sale to the Limited Partners.

         Procedural Fairness of the Proposals. The General Partner and the AIMCO Operating Partnership are aware that AIMCO and its affiliates have interests in the transaction or relationships that may present conflicts of interest in connection with the Amendment and the Sale and considered these conflicts of interest along with the other factors enumerated above in making its determination. See "Conflicts of Interest." Further, the General Partner and the AIMCO Operating Partnership took into account the absence of the following procedural safeguards: (1) an unaffiliated representative to act solely on behalf of the Partnership or the Unaffiliated Limited Partners for purposes of negotiating the terms of the Sale, (2) the approval of the Amendment and the Sale by a majority of non-employee directors of the General Partner's board of directors and (3) the approval of the Amendment and the Sale by a majority in interest of the Unaffiliated Limited Partners. As enumerated above, the General Partner and the AIMCO Operating Partnership considered these factors to be negative factors in its determination that the Amendment and the Sale are fair to the Unaffiliated Limited Partners. However, the General Partner and the AIMCO Operating Partnership are of the opinion that the Amendment and the Sale are procedurally fair to the Unaffiliated Limited Partners because, among other things:

         o The Partnership obtained an appraisal of the Property from an independent third party appraiser. The Purchaser determined to pay the appraised value as the purchase price of the Property.

         o The Sale will not be consummated if Unaffiliated Limited Partners holding a majority of the units held by all Unaffiliated Limited Partners object to the Sale.

         o By providing the information required by Schedules 13E-3 and 14A of the Securities Exchange Act of 1934, as amended, the General Partner, the AIMCO Operating Partnership and its affiliates have provided sufficient information to each Limited Partner to make its own decision with respect to consenting to the Amendment and objecting to the Sale.

         o The Partnership Agreement requires the prior written consent of Limited Partners owning a majority in interest of the outstanding units to approve the Amendment.

         o The Partnership is providing each Limited Partner with contractual dissenters' appraisal rights that are based upon the dissenters' appraisal rights that a Limited Partner would have were it a shareholder in a corporate merger under the corporation laws of Missouri.

         The General Partner and the AIMCO Operating Partnership found it impracticable to assign, and they did not assign, relative weights to the individual factors (positive, negative and procedural) considered in reaching its conclusion as to the fairness of the Amendment and the Sale. The foregoing discussion of the information and factors considered and given weight by the General Partner and the AIMCO Operating Partnership is not intended to be exhaustive but is believed to include all material factors considered by the General Partner and the AIMCO Operating Partnership.

         ALTERNATIVES TO THE AMENDMENT AND THE SALE. The assessment of the fairness of the Amendment and the Sale by the General Partner and the AIMCO Operating Partnership was also based on a review of other possible alternatives. The General Partner and the AIMCO Operating Partnership considered as alternatives to the Amendment and the Sale the continuation of the business of the Partnership, with the Property continuing to be owned by the Partnership.

        CONTINUED OWNERSHIP BY THE PARTNERSHIP. One alternative would be for the Partnership to continue to own and operate the Property without consummating the Sale. A number of advantages could result from the continued ownership of the Property by the Partnership without consummation of the Sale.

         Benefits of Continued Ownership. The General Partner considered the primary benefits of continued ownership to be the following:

         o Limited Partners of the Partnership would retain the potential of receiving distributions of net cash flow arising from operations and the sale or refinancing of the Property until the expiration of the term of the Partnership.

         o Continued ownership of the Property by the Partnership affords the Limited Partners of the Partnership with the opportunity to participate in any future appreciation in the Property.

         o Continued ownership would avoid the disadvantages resulting from the Sale as described in "Risk Factors - Risks Associated with the Sale."

         o Continued ownership of the Property by the Partnership would allow Limited Partners to delay the recognition of any taxable gain that would otherwise be triggered by the sale of the Property.

         Disadvantages of Continued Ownership. The General Partner also considered the relative disadvantages to the Limited Partners of the Partnership of continuing the ownership of the Property by the Partnership under its current business plan relative to the benefits discussed above and relative to the Sale.

         o If the ownership by the Partnership is continued, Limited Partners will not have any assurance of when or if another sale transaction will occur with respect to the Property. In addition, continued ownership of the Property by the Partnership would fail to secure the benefits to the Limited Partners that are expected to result from the Sale, including a cash distribution to the Limited Partners of approximately $62 per unit.

         o The Partnership would continue to own the Property and therefore would continue to be exposed to the risks inherent in Property ownership, including, but not limited to, fluctuations in occupancy rates, operating expenses and rental rates, which in turn may be affected by general and local economic conditions, the supply and demand for properties of the type owned by the Partnership and federal and local laws and regulations affecting the ownership and operation of real estate. Consequently, the value of the Property could decline in the future if rental conditions, operating performance or the real estate market decline.

         Based on the factors described above, the General Partner concluded that the disadvantages of continuing the ownership of the Property by the Partnership under its current business plan outweighed the benefits of continuing the ownership of the Property, and that the Amendment and the Sale would provide greater benefit to the Limited Partners than would a continuation of the Partnership's ownership of the Property.

         OTHER ALTERNATIVES CONSIDERED BY THE GENERAL PARTNER. The General Partner also considered other alternative transactions, including an offer by the AIMCO Operating Partnership to exchange your units for partnership common units or partnership preferred units in the AIMCO Operating Partnership ("OP Units"). While this would provide an investment option for the Limited Partners and might permit the Limited Partners to defer taxation upon disposition of their limited partnership interests, a disadvantage of such an offer is that those Limited Partners who desire a cash distribution with respect to their investment would be forced to wait at least one year before they would have the right to convert their OP Units into cash or AIMCO Class A common stock. In addition, an exchange offer of OP Units would involve additional administrative expense and delay, which likely would result in a lower distribution amount per limited partnership interest than in the Sale. Finally, the AIMCO Operating Partnership is of the opinion that, based on its historical experience, most limited partners, when given a choice between OP Units and cash, prefer cash.

APPRAISAL.

         Selection and Qualifications of Independent Appraiser. The Partnership retained the services of KTR Newmark Real Estate Services LLC (the "Appraiser"), an independent third party, to appraise the fair market value of the Property. The Appraiser is an independent valuation consulting firm with offices in 9 U.S. cities and in London. The General Partner selected the Appraiser based on its qualifications.

         Scope of Engagement. The General Partner instructed the Appraiser to appraise the fair market value of the fee simple estate of the Property. The General Partner did not place any limitations on the scope of the Appraiser's investigation. Although the Appraiser appraised the market value of the Property, the General Partner and the Purchaser determined the sale price of the Property.

         Appraisal Procedures. The Appraiser represented that its report was prepared in conformity with the Code of Professional Ethics of the Appraisal Institute and Uniform Standards of Professional Appraisal Practice. In preparing its valuation of the Property, the Appraiser, among other things:

         o        Inspected the Property;

         o Conducted neighborhood and area research, including major employers, demographics (population trends, number of households, and income trends), transportation, surrounding uses, and general economic outlook of the area;

         o Conducted market research of rental inventory, historical vacancy rates, historical average rental rates, occupancy trends, concessions, and marketing strategies in the submarket, and occupancy rates at competing properties;

         o Reviewed leasing policy, concessions and history of recent occupancy;

         o Reviewed the historical operating statements for the Property and an operating budget forecast for 2004;

         o Conducted market inquiries into recent sales of similar properties to ascertain sales price per unit, effective gross income multipliers and capitalization rates; and

         o Prepared sales comparison and income capitalization approaches to value.

         Summary of Approaches and Methodologies Employed. The following summary describes the material approaches and analyses employed by the Appraiser in preparing the appraisal. The Appraiser principally relied on two approaches to valuation: (i) the sales comparison approach and (ii) the income capitalization approach.

         The sales comparison approach uses analysis techniques and sales of competitive properties in surrounding or competing areas to derive units of comparison that are then used to indicate a value for the subject property. Under this approach, the primary methods of analysis used by the Appraiser were:
(i) net operating income analysis; and (ii) effective gross income analysis.

         The purpose of the income capitalization approach is to value an income-producing property by analyzing likely future income and expenses of the Property over a reasonable holding period. Under the income capitalization approach, the Appraiser performed a direct capitalization analysis to derive property value. The direct capitalization analysis determines the value of a property by applying a capitalization rate that takes into account various factors influencing the value of such property to the net operating income of such property for a single year.

         The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach. Although the sales comparison approach is considered a reliable method for valuing property, the income capitalization approach is the primary approach used for valuing income producing property, such as the Property.

         Valuation Under Sales Comparison Approach. The Appraiser compared five apartment complexes with the Property that were either listed for sale as of the date of the appraisal or sold between October 2003 and January 2004 and located in the Property's real estate market area. The Appraiser considered the comparable properties as generally similar in terms of style, physical condition, vintage, and construction componentry. The sales prices of comparable properties indicated per unit prices ranging from $68,271 to $87,786.

         As part of the sales comparison approach, the Appraiser also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various location and unit sizes of the comparable properties. The Appraiser compared the Property's NOI to the NOI of the five comparable properties and arrived at a percentage adjustment. Based on this adjustment, the Appraiser concluded an adjusted value range of $52,074 to $58,817 per unit with the mean and median adjusted price of $54,930 and $54,667 per unit. Thus, the estimated value based on a $54,800 sales price per unit for the 70 units was approximately $3,836,000 using the NOI analysis.

         The Appraiser also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for losses. The Appraiser estimated the operating expense ratio ("OER") of the Property to be 56%, with the expense ratios of the five comparable properties ranging from 37% to 45%, resulting in EGIMs ranging from 7.2 to 8.7. In light of the Property's OER relative to those of the comparable properties, the Appraiser concluded an EGIM of 6.25 for the Property, which is below the range of the comparable properties.

         Consequently, the Appraiser concluded that the value for the Property under the sales comparison approach was $3,800,000.

         Valuation Under Income Capitalization Approach. Under the income capitalization approach, the Appraiser performed a direct capitalization analysis to derive a value for the Property.

         The Appraiser also employed a direct capitalization analysis on the Property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. The Appraiser first performed an economic rent analysis, in which the Appraiser determined the Property's rent potential by comparing rents of competing properties and the rent actually commanded by the Property.

         The Appraiser calculated the Property's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, the Appraiser arrived at an EGI of $614,620. Once the EGI was established, operating expenses and reserves for replacement were deducted from the EGI in order to arrive at an NOI for the Property of approximately $268,780. The Appraiser derived appropriate investment criteria, including a capitalization rate based upon analysis of comparable sales and a survey of real estate investors.

         The assumptions employed by the Appraiser to determine the value of the Property under the income approach included:

         (1)      stabilized vacancy and collection loss rate of 10%;

         (2)      rent concession of $6,868;

         (3)      loss to lease expenses of $44,160;

         (4)      bad debt expenses of 3.0% of total income;

         (5)      utility income of $36,400;

         (6)      other income of 5.0% of the gross rent potential;

         (7)      capitalization rate of 7.0%; and

         (8)      total expenses of $4,941 per unit inclusive of reserves.

         Using the income capitalization approach, the Appraiser determined that the direct capitalization method indicated the value for the Property was $3,800,000.

         Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved considering the relative applicability of the approaches, examining the range between the value indications, and placing emphasis on the approach that appears to produce the most reliable solution to the specific appraisal problem. The Appraiser concluded that the estimated market value under the sales comparison approach was $3,800,000 and the estimated market value under the income capitalization approach was $3,800,000. The Appraiser determined a final market value for the Property of $3,800,000 as of April 28, 2004.

         Assumptions, Limitations and Qualifications of the Appraiser's Valuation. In preparing the appraisal, the Appraiser relied, without independent verification, on the accuracy of all information supplied or otherwise made available to it by or on behalf of the Partnership. In arriving at the appraisal, the Appraiser assumed:

         o information and data obtained from public records and other reliable sources are satisfactory evidence;

         o accuracy and reliability of information furnished to the Appraiser;

         o no undisclosed leases, agreements, liens or other encumbrances affecting the use of the Property;

         o        competency and responsibility of ownership and management; and

         o unless otherwise stated in the report of the Appraiser, no substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials in existence or present on or in the property.

         Compensation of Appraiser. The Appraiser was paid a fee of $5,000 for the appraisal. The Appraiser has conducted and is conducting other appraisals of property in connection with the other property sales being made with respect to other partnerships. During the past two years, the AIMCO Operating Partnership and its affiliates have engaged the services of the Appraiser for the purposes of appraising certain of its properties. In connection with the performance of these services, the AIMCO Operating Partnership and its affiliates have paid aggregate fees to the Appraiser of approximately $220,000. Other than these services, no material relationship has existed in the past two years or is mutually contemplated.

         Appraisal Report. A copy of the appraisal may be obtained from the Solicitation Agent upon request at the requesting partner's expense.

                                  RISK FACTORS

         The Amendment and the Sale have certain risks and disadvantages. Before deciding whether or not to consent to the Amendment and object to the Sale, you should carefully consider the following:

RISKS ASSOCIATED WITH THE AMENDMENT

         FUTURE SALES OF THE PARTNERSHIP'S PROPERTY TO THE GENERAL PARTNER OR ITS AFFILIATES MAY NOT REQUIRE LIMITED PARTNER CONSENT. Under the terms of the Partnership Agreement, consent of a majority in interest of Limited Partners is required for a sale of all or substantially all of the Partnership's properties, and sales of any Partnership property to the General Partner or its affiliate is prohibited. Consent of the Limited Partners is not required to sell the Partnership's property so long as the property does not constitute all or substantially all of the Partnership's assets and the sale is not to the General Partner or one of its affiliates. If the Amendment is adopted, the General Partner would be able to sell portions of the Partnership's property to its affiliates without the consent of Limited Partners. The General Partner, however, will continue to be subject to fiduciary duties under applicable law and the Partnership Agreement, which prohibit the General Partner from dealing unfairly with the Partnership.

RISKS ASSOCIATED WITH THE SALE

         CONFLICTS OF INTEREST OF GENERAL PARTNER. The General Partner of the Partnership is an affiliate of the Purchaser and has a substantial conflict of interest with respect to the proposed Sale. The General Partner and the Purchaser may be deemed to be under common control of AIMCO, a publicly traded real estate investment trust.

                  IF THE SALE OCCURS, AIMCO AND ITS AFFILIATES WILL RECEIVE FEES OTHER PARTNERS WILL NOT RECEIVE. AIMCO and its affiliates will realize substantial benefits from the proposed Sale of the Property to the Purchaser and the consummation by the Purchaser of the transactions discussed in this Consent Solicitation Statement. First, the General Partner and its affiliates will receive an estimated $1,547,020 of proceeds from the sale of the Property as distributions upon their interests in the Partnership (not including payment of fees in connection with the sale). Second, an affiliate of AIMCO will manage the Property after consummation of the proposed sale for a property management fee based on a rate of 5% of gross receipts. Third, the Purchaser will have an additional share of net sales proceeds from a future sale of the Property.

                  THE GENERAL PARTNER DOES NOT MAKE ANY RECOMMENDATION AS TO WHETHER OR NOT LIMITED PARTNERS SHOULD OBJECT TO THE PROPOSED SALE. Given its substantial conflict of interest with respect to the proposed Sale, although the General Partner is of the opinion that the Sale is fair to the Limited Partners for the reasons listed above, the General Partner nonetheless does not make any recommendation as to whether or not Limited Partners should object to the proposed Sale. Limited Partners will have to make their own evaluation as to whether or not they should object to the proposed Sale of the Property based upon a number of factors, including without limitation their financial position, their need or desire for cash distributions, other financial opportunities available to them, and their tax position and the tax consequences to them of a sale of the Property.

                  THE PROPOSED SALE MAY MITIGATE THE GENERAL PARTNER'S LIABILITY FOR PARTNERSHIP LIABILITIES. The General Partner generally is liable for all recourse debts and other liabilities of the Partnership. A sale of the Property reduces the General Partner's liability for Partnership debt and liabilities that increase over time through the accrual of interest or otherwise and for liabilities and recourse debt that the Partnership may incur in the future with respect to the Property.

         THE PARTNERSHIP COULD REALIZE A HIGHER SALE PRICE IF IT MARKETED THE PROPERTY TO THIRD PARTIES OR CONTINUED TO HOLD THE PROPERTY. Although the General Partner is of the opinion that the Purchase Price of the Property and the terms of the Purchase Agreement are fair to the Unaffiliated Limited Partners, it is possible that the Partnership could realize a higher purchase price if the General Partner marketed the Property to third parties, or held the Property for a longer period of time. The General Partner continually considers whether the Property should be sold or otherwise disposed of after consideration of certain relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for the Partnership. Based on the foregoing considerations, among others, the General Partner is of the opinion that the Sale is in the best interests of the Limited Partners. The General Partner, however, cannot predict or guarantee that the present time is the most advantageous time to sell the Property.

         LIMITED PARTNERS WILL RECOGNIZE GAIN UPON THE SALE. When the Property is sold, the Partnership will recognize gain as a result of the Sale equal to the sum of the cash received for the Property plus the amount of liabilities assumed by the Purchaser, minus the Partnership's adjusted basis in the Property. This gain recognized with respect to the Property will be allocated by the Partnership to the General Partner and the Limited Partners, in accordance with the terms of the Partnership Agreement. If the Property is sold to the Purchaser as described in this Consent Solicitation Statement, the total amount of gain on the Sale that will be recognized is estimated to be $25 per unit, assuming that the Sale was consummated on June 30, 2004. The cash proceeds distributable are estimated to be approximately $62 per unit. These estimates are based upon information currently available to the Partnership. There can be no assurance that these estimates will prove accurate. Each Limited Partner should consult his or her tax advisor regarding the tax consequences to him or her. See "United States Federal Income Tax Consequences."

         THE CHARACTER OF THE GAIN RECOGNIZED UPON THE SALE LIKELY WILL BE RECHARACTERIZED. Although gain from a sale of real property such as the Property is generally taxed as Section 1231 gain at the same rates as capital gain income (currently taxed at 15% for federal income tax purposes), under special rules that apply to real property that has been depreciated, it is expected that all of the gain from the Sale will be taxed as "unrecaptured section 1250 gain." The maximum rate of tax at which "unrecaptured section 1250 gain" may be taxed is 25% for federal income tax purposes. Generally, the "unrecaptured section 1250 gain" tax rate applies only to individuals, trusts and estates. The amount of "unrecaptured section 1250 gain" from the Sale is estimated to be approximately $62 per unit, assuming that the Sale is consummated on June 30, 2004. These estimates are based upon information currently available to the Partnership. There can be no assurance that these estimates will prove accurate. Each Limited Partner should consult his or her tax advisor regarding the tax consequences to him or her. See "United States Federal Income Tax Consequences."

         IF THE PROPERTY IS SOLD, YOU WILL LOSE THE POTENTIAL TO RECEIVE FUTURE DISTRIBUTIONS FROM THE PROPERTY. If the Property is sold, you will no longer receive any future distributions from operating cash flow of the Property or upon a refinancing of the Property.

         LACK OF ARMS-LENGTH NEGOTIATIONS IN DETERMINING THE TERMS OF THE SALE. The terms and conditions of the proposed Sale, including the amount of the consideration to be paid for the Property, were determined without arms-length negotiations. The terms of the proposed Sale could differ if they were subject to independent third party negotiations. While the Purchase Price for the Property is equal to a recent appraisal and the Partnership will not be required to pay a brokerage commission with respect to the Sale, an arms-length sale of the Property through a licensed real estate broker might result in greater pre-tax proceeds to you than are estimated to be distributed in the proposed Sale.

         Moreover, in deciding upon the terms and conditions of the proposed Sale, no one separately represented the interests of the Limited Partners. The General Partner did not appoint, or ask the Limited Partners to appoint, an unaffiliated party to represent only their interests. See "Conflicts of Interest" below.

         THE PARTNERSHIP WILL CONTINUE TO INCUR ACCOUNTING AND OTHER ADMINISTRATIVE COSTS AND MAY NOT HAVE SUFFICIENT INCOME TO PAY THOSE EXPENSES. If the Sale is consummated, the Partnership will continue to exist until it is liquidated and dissolved. During such time, the Partnership will have two remaining properties and will continue to incur accounting and other administrative costs. The General Partner anticipates that the operating cash flow from the remaining properties will be sufficient to pay operating expenses and loan payments, but there can be no assurance that the remaining properties will be operated profitably, the Partnership will make any future distributions to Limited Partners, the Partnership will not default under any remaining mortgages or other obligations, or the Partnership will not lose its entire investment in the remaining property.

RISKS ASSOCIATED WITH THE REJECTION OF THE AMENDMENT AND THE SALE

         THE VALUE OF THE PROPERTY COULD DECLINE IF THE SALE DOES NOT OCCUR. If the Property is not sold, the Partnership will continue to bear the investment risk associated with the Partnership's continued ownership of the Property. The future success of the Partnership will depend on many factors beyond the control of the General Partner, including competitive activity, the need for capital expenditures, prevailing economic and market conditions and financial, business and other factors. These factors may cause the value of the Property and the Partnership to decline.

         A SALE TO A THIRD PARTY WILL LIKELY RESULT IN CUSTOMARY TRANSACTION COSTS. A sale of the Property to an unaffiliated third party would cause the Partnership to incur the customary transaction costs involved with a sale of the Property. The Sale would avoid certain of these costs such as brokerage fees which the General Partner expects would total approximately $46,400.

         A SALE TO A THIRD PARTY IS SUBJECT TO MORE UNCERTAINTY. A third party would likely be less familiar with the Property than an affiliate of the General Partner. As a result, a sale of the Property would likely be subject to many more conditions as well as a longer inspection period than the Sale. The Sale under the terms of the Purchase Agreement provides more certainty to a sale of the Property than a sale to a third party, due to, among other things, the short feasibility period and abbreviated conditions to closing.

         THE COSTS OF ADMINISTRATIVE, ACCOUNTING, AND OTHER EXPENSES ARE INCREASINGLY BURDENSOME. The AIMCO Operating Partnership and the General Partner are of the opinion that the Partnership is incurring significant administrative and accounting expenses relating to the preparation and filing of periodic reports with the SEC, particularly in light of the additional requirements imposed by Sarbanes-Oxley and the rules and regulations promulgated by the SEC thereunder, administrative and accounting expenses relating to the preparation of tax returns and Form K-1s and general audit, tax and investor relations expenses. If the Property is not sold and the

Partnership continues in existence, these expenses will continue and will adversely affect the Partnership's financial performance.

         FUTURE TAXABLE INCOME MAY EXCEED DISTRIBUTIONS. In the future, the Partnership might not distribute sufficient cash to the Partnership to enable the Limited Partners to pay any resulting tax liabilities, even if it generates taxable income.

                    NO RECOMMENDATION BY THE GENERAL PARTNER

         The General Partner and the Purchaser are affiliates of, and may be deemed to be under common control with, AIMCO and the AIMCO Operating Partnership. Accordingly, the General Partner has a substantial conflict of interest with respect to the proposed Amendment and Sale. As a result, the General Partner does not make any recommendation as to whether or not Limited Partners should consent to the proposed Amendment or object to the proposed Sale.

                                  THE AMENDMENT

         The proposed Amendment to the Partnership Agreement would amend and restate Section 9(c)(xi), which currently states:

                  (c) Limitations on General Partner's Authority - The General Partner shall have no authority to do any act prohibited by law, nor shall the General Partner have any authority to:

                           (xi) Permit the Partnership to purchase or lease
                  property in which the General Partner or any of its Affiliates has an interest or sell any Property to the General Partner or any of its Affiliates. Nothing in the preceding sentence shall prohibit the General Partner from purchasing Properties in its own name, or that of any of its Affiliates, and temporarily holding title thereto for the purpose of facilitating the acquisition of such Properties by the Partnership; provided, however, that such Properties shall be purchased by the Partnership for a price not greater than the cost of such Properties to the General Partner or its Affiliate plus the actual costs (which may include imputed financing costs if the property is purchased by the General Partner or its Affiliate on an all-cash basis) incurred by the General Partner or its Affiliate in holding such Property and provided that there is no difference in interest rates of the loan, if any, secured by the Property at the time acquired by the Partnership, nor any other benefit arising out of such transaction to the General Partner or its Affiliate apart from the compensation otherwise permitted by this Agreement.

         The amended Section 9(c)(xi) will be the following:

                  (c) Limitations on General Partner's Authority - The General Partner shall have no authority to do any act prohibited by law, nor shall the General Partner have any authority to:

                           (xi) Permit the Partnership to purchase or lease
                  property in which the General Partner or any of its Affiliates has an interest. Nothing in the preceding sentence shall prohibit the General Partner from purchasing Properties in its own name, or that of any of its Affiliates, and temporarily holding title thereto for the purpose of facilitating the acquisition of such Properties by the Partnership; provided, however, that such Properties shall be purchased by the Partnership for a price not greater than the cost of such Properties to the General Partner or its Affiliate plus the actual costs (which may include imputed financing costs if the property is purchased by the General Partner or its Affiliate on an all-cash basis) incurred by the General Partner or its Affiliate in holding such Property and provided that there is no difference in interest rates of the loan, if any, secured by the Property at the time acquired by the Partnership, nor any other benefit arising out of such transaction to the General Partner or its Affiliate apart from the compensation otherwise permitted by this Agreement.

         In addition, the Amendment would insert new Section 9(d)(v) as follows:

                  (d) Authority of Partners to Deal with Partnership - Without limitation upon the other powers set forth herein, the General Partner is expressly authorized, in the name of and on behalf of the Partnership, to:

                           (v) Sell any Property to the General Partner or any
                  of its Affiliates; provided, however, that such Property shall be sold by the Partnership for a price not less than the price established by an independent appraiser.

         We propose the Amendment, because the proposed Sale cannot be consummated unless the Amendment is first adopted. If the Amendment is not approved or adopted, the Purchaser or another affiliate of the General Partner may not purchase any of the Partnership's properties. If the Amendment is approved and adopted, the General Partner or its affiliate will be able to purchase any of the Partnership's properties without obtaining the consent of the Limited Partners. However, a majority in interest of the Limited Partners would still have the right to approve or disapprove a sale of all or substantially all of the Partnership's assets (except sales made in the ordinary course of the Partnership's business of acquiring and disposing of properties). The Amendment therefore will facilitate the sale of a property to the General Partner or its affiliate.

                                    THE SALE

         PROPOSED SALE. Effective as of September 27, 2004, the Partnership entered into the Purchase Agreement to sell the Property to the Purchaser, pursuant to which the Purchaser will purchase the Property for $3,800,000.00. The proposed terms of the Sale are more fully described below.

         The following is a summary of the terms and conditions of the Purchase Agreement, which may be amended or superseded at any time and from time to time by the parties; provided, however, that if any amendment materially changes the terms or conditions of the Sale, the General Partner will provide an opportunity for the Unaffiliated Limited Partners to object.

         PURCHASE PRICE. Pursuant to the Purchase Agreement, the purchase price is $3,800,000. The purchase price is subject to prorations and adjustments at the Closing (as defined below) as provided in the Purchase Agreement.

         TITLE. The Purchaser may cause title to the Property to be examined at its sole cost and expense. The Purchaser agrees to accept the following exceptions to the title to the Property: (i) all exceptions to title to the land shown on any title examination which the Purchaser obtains; (ii) all leases and any other occupancy, residency, lease, tenancy and similar agreements entered into in the ordinary course of business; and (iii) all assignments, levies and ad valorem taxes related to the real and personal property constituting the Property.

         CLOSING. The closing of the Sale is to occur as promptly as possible after the satisfaction or waiver of all of the conditions to closing contained in the Purchase Agreement (the "Closing Date"). The Purchaser has the right to extend the Closing Date in its sole discretion for up to two hundred seventy
(270) days. At any time prior to the Closing, either party may terminate the Purchase Agreement, in each case acting in their sole discretion and for any reason or no reason, upon written notice. In such case, the Purchase Agreement and the transactions contemplated thereby will be terminated without liability on the part of either party.

         COSTS AND FEES. The Purchaser will pay the cost of all transfer, sales, use and excise taxes and recording costs and all other closing costs and fees with respect to the Closing.

         REPRESENTATIONS AND WARRANTIES. The Partnership made limited representations and warranties to the Purchaser in the Purchase Agreement, including representations and warranties as to, among other things, the Partnership's organization, power and authority to enter into and complete transactions, title matters, possession of the Property, and commissions. The Purchaser has made limited representations and warranties to the Partnership including representations and warranties as to, among other things, its organization, power and authority, absence of litigation and claims, and commissions.

         CONDITIONS TO CLOSING. The Purchaser's obligation to close under the Purchase Agreement is subject to the fulfillment in all material respects of the following conditions precedent to the Closing: (a) delivery of all documents required to be delivered by the Partnership pursuant to the terms and conditions of the Purchase Agreement; (b) the truth of each of the Partnership's representations and warranties as of the Closing Date in all material respects;
(c) the Partnership's compliance with and performance of the Partnership's covenants, terms, and conditions under the Purchase Agreement; (d) obtaining of the consent or approvals of any federal or state authorities having jurisdiction over the Property, to the extent required; and (e) all other required consents and approvals to the sale have been obtained, on terms and conditions reasonably acceptable to the Purchaser.

         The Partnership's obligation to close under the Purchase Agreement is subject to the fulfillment of the following conditions precedent to the Closing:
(i) the truth of each of the Purchaser's representations and warranties as of the Closing Date and as of the Effective Date in all material respects; (ii) the Purchaser's compliance with and performance of the Purchaser's covenants, terms, and conditions under the Purchase Agreement; (iii) receipt by the Partnership of all consents and approvals to the consummation of the transactions (a) of the Partnership's partners, including the failure of Limited Partners to object to the Sale as described in this Consent Solicitation Statement, (b) that are required by law, or (c) that are required by the partnership agreement, as amended; and (iv) obtaining of the consent or approvals of any federal or state authorities having jurisdiction over the Property, to the extent required.

         RISK OF LOSS. The risk of loss or damage to the Property by reason of any insured or uninsured casualty during the period through and including the Closing Date will be borne by the Partnership. The Partnership must maintain all of its existing insurance coverage on the Property in full force and effect until the Closing Date, without material modification. In the event of any material damage to or destruction of the Property or any portion, the Purchaser may, at its option, by notice within ten (10) days after the Purchaser is notified of such material damage or destruction: (i) unilaterally terminate the Purchase Agreement, or (ii) proceed under the Purchase Agreement with no reduction in the Purchase Price, receive any insurance proceeds, together with the amount of any deductible with respect to such insurance proceeds, and assume responsibility for repair of the Property. If the Property is not materially damaged, then the Purchaser may not terminate the Purchase Agreement, but all insurance proceeds, together with the amount of any deductible with respect to the insurance proceeds, will be paid or assigned to the Purchaser and the Purchaser will assume responsibility for repair. "Material damage" means damages reasonably exceeding $500,000 to repair, as determined by an independent insurance claims adjuster doing business in the county in which the Property is located, which claims adjuster must be reasonably satisfactory to the Partnership and the Purchaser.

         CLOSING DELIVERIES. At the Closing, the Partnership must deliver to the Purchaser, among other things: (i) a bill of sale executed by the Partnership;
(ii) a general assignment executed by the Partnership; (iii) a release and assumption agreement relating to the mortgage documents executed by the Partnership; (iv) a closing statement executed by the Partnership; (v) a certification of the Partnership's non-foreign status; (vi) any other items including, without limitation, leases, property contracts, lease files, key, and books and records (in each case in the Partnership's possession and control); and (vii) such other documents reasonably necessary to consummate the transactions contemplated by the Purchase Agreement.

         The Purchaser must deliver to the Partnership at the Closing, among other things: (i) the purchase price; (ii) a closing statement executed by the Purchaser; (iii) a countersigned counterpart of the bill of sale by the Purchaser; (iv) a general assignment countersigned by the Purchaser; (v) a countersigned counterpart by the Purchaser of the release and assumption agreement; and (vi) such other documents reasonably necessary to consummate the transactions contemplated by the Purchase Agreement.

         ASSIGNMENT. The Purchase Agreement is not assignable by either party without first obtaining the prior written approval of the non-assigning party; provided that either party has the right to assign the Purchase Agreement to an affiliate without the consent of the other party.

         TERMINATION. At any time prior to Closing, either party may terminate the Purchase Agreement, in each case acting in their sole discretion and for any reason or no reason, upon written notice. In such case, the Purchase Agreement and the transactions contemplated will be terminated without liability on the part of either party.

         EFFECTS OF THE SALE. After consummation of the Sale, all right, title, and interest in the Property will be transferred to the Purchaser. The Partnership and its partners will no longer have any economic interests in the Property or any right with respect to the operation of the Property. The AIMCO Operating Partnership's interest in the net earnings of the Property (approximately $50,000 for the year ended December 31, 2003) will increase to 100%.

                        THE PARTNERSHIP AND THE PROPERTY

         THE PARTNERSHIP. The Partnership was organized on June 23, 1988 under the laws of the State of Missouri. Its primary business is to invest in real estate ownership and related operations. The Partnership was formed for the purpose of acquiring and operating for investment income-producing commercial and multi-family residential properties.

         The General Partner's and the Partnership's principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, telephone number (303) 757-8101.

         THE GENERAL PARTNER. United Investors Real Estate, Inc., a Delaware corporation, is the general partner of the Partnership. The General Partner owns a 1% general partnership interest in the Partnership, and its principal business is the ownership of the interest and the management of the Partnership. The General Partner is an affiliate of AIMCO and the AIMCO Operating Partnership. See "Conflicts of Interest" and "AIMCO" in this Consent Solicitation Statement.

         During the past five years, the General Partner (i) has not been convicted in a criminal proceeding (excluding minor misdemeanors), and (ii) was not a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws.

         THE PROPERTY. The Property is a 70-unit housing project located in Mountlake Terrace, Washington. The Property is managed by OP Property Management, LLC, an entity that is a wholly-owned subsidiary of the AIMCO Operating Partnership. Pursuant to the management agreement between the property manager and the Partnership, the property manager operates the Property and is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

         FINANCIAL INFORMATION. Certain financial information relating to the Partnership is hereby incorporated by reference to the audited financial statements for the Partnership's 2003 and 2002 fiscal years set forth in Part II, Item 7 of the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on March 29, 2004 (the "2003 10-K") and the unaudited financial statements for the six months ended June 30, 2004 and 2003 filed with the SEC on August 13, 2004 (the "2004 10-Q"). Such reports and other information may be inspected at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

         Pro forma financial statements reflecting the effect of the Sale for the year ended December 31, 2003 are attached to this Consent Solicitation Statement as Appendix A.

         LEGAL PROCEEDINGS. On August 8, 2003 AIMCO Properties L.P., an affiliate of the General Partner, was served with a Complaint in the United States District Court, District of Columbia alleging that AIMCO Properties L.P. willfully violated the Fair Labor Standards Act (FLSA) by failing to pay maintenance workers overtime for all hours worked in excess of forty per week. The Complaint is styled as a Collective Action under the FLSA and seeks to certify state subclasses in California, Maryland, and the District of Columbia. Specifically, the plaintiffs contend that AIMCO Properties L.P. failed to compensate maintenance workers for time that they were required to be "on-call." Additionally, the Complaint alleges AIMCO Properties L.P. failed to comply with the FLSA in compensating maintenance workers for time that they worked in responding to a call while "on-call." The Complaint also attempts to certify a subclass for salaried service directors who are challenging their classification as exempt from the overtime provisions of the FLSA. AIMCO Properties L.P. has filed an answer to the Complaint denying the substantive allegations. Discovery is currently underway. The General Partner does not anticipate that any costs to the Partnership, whether legal or settlement costs, associated with this case will be material to the Partnership's overall operations.

         The Partnership is unaware of any other pending or outstanding litigation matters involving it or its investments that are not of a routine nature arising in the ordinary course of business.

                          SUMMARY FINANCIAL INFORMATION

         The summarized financial information of the Partnership set forth below for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 is based on audited financial statements that are contained in the Partnership's Annual Reports on Form 10-KSB. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis or Plan of Operation" in the Partnership's Annual Report on Form 10-KSB for the year ended December 31, 2003.

                                                               For the Year Ended December 31,
                                             ------------------------------------------------------------------
                                                 2003         2002           2001          2000         1999
                                             ----------    ----------    ----------    ----------    ----------
                                                        ($ in thousands, except per LP interest data)
Operating Data:
             Total Revenues                  $    1,758    $    1,849    $    1,874    $    1,832    $    1,814
             Equity in income (loss) of
             joint venture                           --            --            --            10          (190)
             Income from discontinued
             operations                              --            --            --            --             7
             Impairment loss on
             discontinued operations                 --            --            --            --          (600)
             Loss on sale of discontinued
             operations                              --            --            --            --          (246)
             Net Income (Loss)                      271           457           465           468          (540)
             Net Income (Loss) per LP unit         4.39          7.40          7.53          7.58         (8.76)
             Distributions per LP unit             6.57          9.42         12.18         32.29         20.08


Balance Sheet Data:
             Cash and cash equivalents              509           344           228           332         1,167
             Investment properties, net
             of accumulated depreciation          6,518         6,829         7,110         7,248         7,484
             Total Assets                         7,102         7,251         7,402         7,668         9,252
             General Partner's Deficit              (61)          (60)          (59)          (56)          (41)
             Limited Partners' Capital            7,020         7,153         7,276         7,560         9,069
             Partners' Capital                    6,959         7,093         7,217         7,504         9,028
             Book value per LP unit              114.96        117.14        119.16        123.81        148.52
             Total Distributions                    405           581           752         1,992         1,238


Cash Flows:
             Net increase (decrease) in
             cash and cash equivalents              165           116          (104)         (835)          239
             Net cash provided by
             operating activities                   674           825           905           889         1,053

                    TRANSACTIONS INVOLVING PARTNERSHIP UNITS

         DISTRIBUTIONS. The following table shows, for each of the years indicated, the distributions paid to all partners for such years.

                YEAR ENDED DECEMBER 31,                      AMOUNT
                -----------------------                      ------
                        2001                            $     752,000
                        2002                                  581,000
                        2003                                  405,000
             2004 (through September 23)                      579,000
             ---------------------------                -------------
                       TOTAL                            $   2,317,000

         VOTING AND OTHER ARRANGEMENTS. The Partnership is not a party to any agreement with any other person with respect to the voting or future sale of partnership interests of the Partnership. We are not aware of any arrangements that may result in a change in control of the Partnership.

         SECONDARY MARKET TRANSACTIONS. Secondary market sales information is not a reliable measure of value because of the limited amount of any known trades. Except for offers made by us and unaffiliated third parties, privately negotiated sales and sales through intermediaries are the only means that may be available to a limited partner to liquidate an investment in units because the units are not listed or traded on any exchange or quoted on Nasdaq, on the Electronic Bulletin Board, or in "pink sheets." Secondary sales activity for the units, including privately negotiated sales, has been limited and sporadic.

         Set forth below are the high and low sale prices of units for the years ended December 31, 2002 and 2003 and the period ended June 30, 2004, as reported by The Direct Investments Spectrum (formerly known as The Partnership Spectrum), which is an independent, third-party source. The gross sales prices reported by The Direct Investments Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported price. The Direct Investments Spectrum represents only one source of secondary sales information, and other services may contain prices for the units that equal or exceed the sales prices reported in The Direct Investments Spectrum. Neither AIMCO, the AIMCO Operating Partnership nor the General Partner can confirm whether or not the information compiled by The Direct Investments Spectrum is accurate or complete.

SALES PRICES OF PARTNERSHIP UNITS, AS REPORTED BY THE DIRECT INVESTMENTS
SPECTRUM

                Calendar Quarters                                        High             Low
                -----------------                                        ----             ---
         2002
                  First Quarter                                           N/A             N/A
                  Second Quarter                                          N/A             N/A
                  Third Quarter                                           N/A             N/A
                  Fourth Quarter                                          N/A             N/A

         2003
                  First Quarter                                          $100             $100
                  Second Quarter                                          N/A             N/A
                  Third Quarter                                          $100             $100
                  Fourth Quarter                                          N/A             N/A

         2004
                  First Quarter                                           N/A             N/A
                  Second Quarter (through June 30)                       $101             $101

         Set forth below are the high and low sale prices of units for the years ended December 31, 2002 and 2003 and the period ended June 30, 2004, as reported by the American Partnership Board, which is another independent, third-party source. The gross sales prices reported by the American Partnership Board do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported price. The American Partnership Board represents only one source of secondary sales information, and other services may contain prices for the units that equal or exceed the sales prices reported in the American Partnership Board. Neither AIMCO, the AIMCO Operating Partnership nor the General Partner can confirm whether or not the information compiled by the American Partnership Board is accurate or complete.

SALES PRICES OF PARTNERSHIP UNITS, AS REPORTED BY THE AMERICAN PARTNERSHIP BOARD

                Calendar Quarters                                        High             Low
                -----------------                                        ----             ---
         2002
                  Third Quarter                                           N/A             N/A
                  Fourth Quarter                                          N/A             N/A

         2003
                  First Quarter                                           N/A             N/A
                  Second Quarter                                          N/A             N/A
                  Third Quarter                                           N/A             N/A
                  Fourth Quarter                                          N/A             N/A

         2004
                  First Quarter                                           N/A             N/A
                  Second Quarter (through June 30)                      $102.75         $102.75


         PRIOR TENDER OFFERS. In May 2003, the AIMCO Operating Partnership commenced a tender offer to purchase units at the price of $108.00 per unit, based on a calculated liquidation value of the Partnership, using the direct capitalization method, which involves applying a capitalization rate to the Partnership's annual residential property income, then adjusting this value for liabilities, non-real estate assets, and certain other costs and then determining the proceeds that would be paid to limited partners in the event of a liquidation of the Partnership. The AIMCO Operating Partnership acquired 1,556 units, representing approximately 2.55% of the outstanding units of the Partnership, pursuant to that offer.

         In August 2002, the AIMCO Operating Partnership commenced a tender offer to purchase units at a price of $126.00 per unit, which price was determined using the same basic methodology as was used in the 2003 tender offer. The AIMCO Operating Partnership acquired 2,590 units, representing approximately 4.2% of the outstanding units of the Partnership, pursuant to that offer.

         PRIOR PURCHASES BY AFFILIATES. Excluding purchases made pursuant to the tender offers described above, the following table shows the prices paid by the AIMCO Operating Partnership and its affiliates (including any units repurchased by the Partnership) for units during the past two years:

                                         NO. OF UNITS         HIGHEST PRICE        LOWEST PRICE            AVERAGE
2002                                       PURCHASED              PAID                 PAID              PRICE PAID
----                                       ---------              ----                 ----              ----------
        First Quarter                         N/A                  N/A                  N/A                  N/A
        Second Quarter                        96                 $120.40              $120.40              $120.40
        Third Quarter                         N/A                  N/A                  N/A                  N/A
        Fourth Quarter                        N/A                  N/A                  N/A                  N/A

2003
        First Quarter                         80                 $119.34               $100                $109.67
        Second Quarter                        N/A                  N/A                  N/A                  N/A
        Third Quarter                         N/A                  N/A                  N/A                  N/A
        Fourth Quarter                        68                  $324                 $324                 $324

2004
        First Quarter                         N/A                  N/A                  N/A                  N/A
        Second Quarter                        N/A                  N/A                  N/A                  N/A

         RECENT TRANSACTIONS BY AFFILIATES. During the past 60 days neither the Partnership, the General Partner, the AIMCO Operating Partnership, nor any of their affiliates have effected a transaction involving the partnership interests in the Partnership.

                              CONFLICTS OF INTEREST

         The General Partner owes fiduciary duties of care and loyalty to the Partnership and the Limited Partners. However, the General Partner is an affiliate of the AIMCO Operating Partnership and an affiliate of the Purchaser. The General Partner and the Purchaser may be deemed to be under common control of AIMCO and the AIMCO Operating Partnership. The AIMCO Operating Partnership proposed the Sale and determined the timing, structure, price and other terms of the Sale. The AIMCO Operating Partnership and its affiliates, including the General Partner, may have interests that conflict with your interest as a Limited Partner. You should consider these factors before consenting to the Amendment and the Sale.

         If the Amendment is not approved or adopted, the Purchaser or another affiliate of the General Partner may not purchase any of the Partnership's properties. If the Amendment is approved and adopted, the General Partner or its affiliate will be able to purchase any of the Partnership's properties without obtaining the consent of the Limited Partners. The Amendment therefore will facilitate the sale of a property to the General Partner or its affiliate.

         AIMCO and its affiliates will realize substantial benefits from the proposed Sale of the Property to the Purchaser and the consummation by the Purchaser of the transactions discussed in this Consent Solicitation Statement. First, the General Partner and its affiliates will receive an estimated $1,547,020 of proceeds from the sale of the Property as distributions upon their interests in the Partnership (not including payment of fees in connection with the sale). Second, an affiliate of AIMCO will manage the Property after consummation of the proposed sale for a property management fee based on a rate of 5% of gross receipts. Third, the Purchaser will have an additional share of net sales proceeds from a future sale of the Property.

         An affiliate of the General Partner, OP Property Management, LLC, is the property management agent for the Partnership's property. From May 1, 2003 until February 27, 2004, NHP Management Company, an affiliate of AIMCO ("NHP") was the property management agent for the Partnership's property. OP Property Management, LLC and other of its affiliates earned approximately $95,000 and $88,000 from the Partnership for management fees and other services provided to the Partnership during 2002 and 2003, respectively, of which approximately $32,000 was attributable to the Property for both years. During the six months ended June 30, 2004, affiliates earned approximately $41,000 from the Partnership for management fees, of which $15,000 was attributable to the Property.

         An affiliate of NHP received reimbursement of accountable administrative expenses amounting to approximately $84,000 and $94,000 for the years ended December 31, 2003 and 2002, respectively. During the six months ended June 30, 2004, affiliates received reimbursement of accountable administrative expenses amounting to approximately $45,000.

         The Partnership insures its property up to certain limits through coverage provided by an affiliate of the General Partner which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty and vehicle liability. The Partnership insures its property above those limits through insurance policies obtained by the AIMCO Operating Partnership from insurers unaffiliated with the General Partner. During the year ended December 31, 2003 and 2002, the Partnership paid affiliates of the General Partner approximately $23,000 and $28,000, respectively, for insurance coverage and fees associated with policy claims administration. During the six months ended June 30, 2004, affiliates were paid approximately $15,000 for insurance coverage and fees.

         From time to time, the AIMCO Operating Partnership and its affiliates have purchased units of the Partnership in the past with a view to making a profit. The AIMCO Operating Partnership and its affiliates hold 24,429 units, or approximately 40% of the outstanding units.

         The General Partner generally is liable for all recourse debts and other liabilities of the Partnership. The Sale would reduce the General Partner's liability for Partnership debt and liabilities that increase over time through the accrual of interest or otherwise and for liabilities and recourse debt that the Partnership may incur in the future.

                 INFORMATION CONCERNING THE PURCHASER AND AIMCO

         THE PURCHASER. The Purchaser is Bronson Place Associates, LLC, a Delaware limited liability company wholly-owned by the AIMCO Operating Partnership. The Purchaser was formed solely for the purposes of owning and operating the Property. The Purchaser's principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, telephone number (303) 757-8101.

         AIMCO. AIMCO is a Maryland corporation formed on January 10, 1994. AIMCO is a self-administered and self-managed real estate investment trust (a "REIT") engaged in the acquisition, ownership, management and redevelopment of apartment properties. As of June 30, 2004, AIMCO owned or managed a real estate portfolio of 1,578 apartment properties containing 278,011 apartment units located in 47 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi Housing Council, as of December 31, 2003, AIMCO was the largest REIT owner and operator of apartment properties in the United States. AIMCO's portfolio includes garden style, mid-rise and high-rise properties and we serve approximately one million residents per year.

         AIMCO owns an equity interest in, and consolidates the majority of, the properties in its owned real estate portfolio. These properties represent the consolidated real estate holdings in its financial statements ("consolidated properties"). In addition, AIMCO has an equity interest in, but does not consolidate, certain properties that are accounted for under the equity method. These properties represent the investment in unconsolidated real estate partnerships in its financial statements ("unconsolidated properties"). Additionally, AIMCO manages (both property and asset) but does not own an equity interest in other properties, although in certain cases AIMCO may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund. The equity holdings and managed properties are as follows as of June 30, 2004:


                                                                                  TOTAL PORTFOLIO
                                                                          ---------------------------------
                                                                            PROPERTIES           UNITS
                                                                          ---------------     -------------
       Consolidated properties                                                       698           174,760
       Unconsolidated properties                                                     382            54,245
       Property managed for third parties                                             82             9,534
       Asset managed for third parties                                               416            39,472
                                                                          --------------     -------------

       Total                                                                       1,578           278,011
                                                                          --------------     -------------

         AIMCO owns a majority of the ownership interests in the AIMCO Operating Partnership. Through AIMCO's wholly owned subsidiaries, AIMCO-GP, Inc. ("AIMCO-GP") and AIMCO-LP, Inc., AIMCO held approximately an 89% interest in the common partnership units and equivalents of the AIMCO Operating Partnership as of December 31, 2003. AIMCO conducts substantially all of its business and owns substantially all of its assets through the AIMCO Operating Partnership.

         The principal executive offices of each of AIMCO, AIMCO-GP, the AIMCO Operating Partnership, and the Purchaser are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and their telephone number is (303) 757-8101.

         The names, positions and business addresses of the directors and executive officers of AIMCO, as well as a biographical summary of the experience of such persons for the past five years or more, are set forth on Annex I attached hereto and are incorporated in this Consent Solicitation Statement by reference.

         During the past five years, none of AIMCO, AIMCO-GP or the AIMCO Operating Partnership, nor, to the best of their knowledge, any of the persons listed in Annex I (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws.

                     PLANS AFTER THE AMENDMENT AND THE SALE

         After the Sale of the Property, the Purchaser will own and operate the Property. The Purchaser, as the sole owner of the Property, may enter into transactions involving the Property, including, without limitation, an increase of the indebtedness relating to the Property, a sale of the Property to a third party, or redevelopment of the Property. Currently, there is no mortgage on the Property. The Purchaser is evaluating a potential transaction where the Purchaser would incur indebtedness to be secured by a mortgage on the Property. The proceeds of the new mortgage indebtedness would be distributed to the partners of the Purchaser in accordance with its partnership agreement. The Purchaser anticipates that the transaction will occur (if at all) in the fourth quarter of 2004 and that the amount of this indebtedness would be approximately $2,700,000.

         Due in part to the additional costs associated with complying with the Exchange Act and in particular the applicable provisions of Sarbanes-Oxley, the General Partner intends to offer for sale the remaining properties of the Partnership after the Sale of the Property is consummated. Under the terms of the Partnership Agreement, as amended by the Amendment, no consent of Limited Partners will be required to sell the Partnership's remaining properties. If the Partnership sells its remaining properties, the Partnership will dissolve in accordance with the terms of the Partnership Agreement.

         The units of limited partnership interest of the Partnership are registered under Section 12(g) of the Exchange Act. Registration of the units under the Exchange Act may be terminated upon application of the Partnership to the SEC if the units are neither listed on a national securities exchange nor held by 300 or more holders of record. After the sale of all or substantially all of the Partnership's properties, pursuant to the terms of the Partnership Agreement, the Partnership will dissolve. After a dissolution of the Partnership, the Partnership will apply to deregister the units under the Exchange Act.


                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of the material United States federal income tax consequences of the Sale and is based upon current United States federal tax law, which is subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be relevant in the particular circumstances of each Limited Partner or to Limited Partners subject to special treatment (including, but not limited to, corporations, foreign persons, limited partners subject to the alternative minimum tax, and tax exempt organizations) under the Code. In addition, this discussion does not address any state, local, or other tax consequences, however, it should be noted that a Limited Partner could be subject to income taxation by state, local, or other taxing authorities where the Property is located or where the Limited Partner resides. The Partnership also may be obligated to withhold state or local income taxes from any proceeds ultimately distributed to a Limited Partner, which generally may be creditable against any state or local tax liability of a Limited Partner. Limited Partners are urged to consult their tax advisors as to the specific tax consequences to them of the Sale.

         TAX CONSEQUENCES IF THE AMENDMENT IS EFFECTED. There will be no Federal or state income tax consequences resulting solely from the Amendment.

         TAX CONSEQUENCES IF THE PROPERTY IS SOLD. If the Property is sold, the Partnership will recognize gain as a result of the Sale. The amount of gain recognized by the Partnership will be equal to the excess of the sum of the cash and other property received in exchange for the Property plus the amount of liabilities assumed by the Purchaser, over the Partnership's adjusted basis in the Property. The gain recognized with respect to the Property will be allocated to the partners, including Limited Partners, in accordance with the Partnership Agreement. The total amount of gain that will be recognized by Limited Partners in the event the Property is sold is estimated to be $25 per unit, assuming that the Sale was consummated on June 30, 2004.

         Although generally gain from a sale of real property such as the Property is taxed as Section 1231 gain that is taxed at the same rates as capital gain income (currently 15% for federal income tax purposes), under special rules that apply to real property that has been depreciated, it is expected that all of the gain from the Sale will be taxed as "unrecaptured section 1250 gain." The maximum rate of tax that "unrecaptured section 1250 gain" may be taxed at is 25% for federal income tax purposes. Generally, the "unrecaptured section 1250 gain" tax rate applies only to individuals, trusts, and estates. The amount of "unrecaptured section 1250 gain" from the Sale is estimated to be $25 per unit, assuming that the Sale was consummated on June 30, 2004. These estimates are based upon information currently available to the Partnership. There can be no assurance that these estimates will prove accurate. Each Limited Partner should consult his or her tax advisor regarding the tax consequences to him or her.

         Gain in excess of depreciation recapture gain and unrecaptured section 1250 gain generally will be taxed as section 1231 gain, which may be taxed at capital gain rates depending upon a Limited Partner's individual tax circumstances. Generally, this special capital gains tax rate applies only to individuals, trusts, and estates, however, none of the gain is expected to be taxed as section 1231 gain.

         If a Limited Partner possesses suspended tax losses, tax credits, or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to the gain recognized as a result of the Sale. The determination of whether a Limited Partner possesses suspended tax losses, tax credits, or other items of tax benefit that may be used to reduce any gain resulting from the Sale will depend upon each Limited Partner's individual circumstances. Limited Partners are urged to consult with their tax advisors in this regard.

         Cash distributed to a Limited Partner from the proceeds of the Sale, after repayment of the Partnership's debts and any deemed distribution of cash to a Limited Partner resulting from any assumption of Partnership indebtedness in connection with the sale of the Property or the repayment of Partnership indebtedness will be treated as a nontaxable return of capital to the extent of such Limited Partner's basis in his interest in the Partnership and then as gain from the sale or exchange of such Partnership interest to the extent in excess of such basis. A Limited Partner may include in his basis in his Partnership interest any gain recognized as a result of the sale of the Property. Generally, any gain recognized as a result of distributions, including deemed distributions, by the Partnership will be capital gain except to the extent the gain is considered to be attributable to unrealized receivables of the Partnership or depreciation claimed with respect to the Property. In addition, proceeds available for distribution to the Limited Partners from the Sale after repayment of the Partnership's debts may be less than the gain recognized by the Partnership that is allocable to the Partners, any gain that is recognized by a Limited Partner as a result of the distributions made by the Partnership, and any tax liability resulting therefrom. Accordingly, the Limited Partners may be required to use funds from sources other than distributions from the Partnership in order to pay any tax liabilities that may arise as a result of the foregoing.

         The Property has been substantially or fully depreciated for United States federal income tax purposes. As a result, it is likely that continued operation of the Property will generate income that will be taxable to the Limited Partners because it is unlikely that there will be adequate depreciation and other deductions equal to or greater than the income generated from the Property. However, it is anticipated that there will not be any cash available for distribution to the Limited Partners because it is expected that all or substantially all of the Property's cash flow will be used to service the Partnership's liabilities. The Partnership also will continue to incur the administrative costs of operation, including the cost of preparing and filing a partnership tax return. If a Limited Partner possesses suspended tax losses, tax credits, or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to any net income taxable to the Limited Partner as a result of the continued operation of the Property by the Partnership. Limited Partners are urged to consult their tax advisors in this regard.

         EACH LIMITED PARTNER IS URGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE SALE, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.


                               SECURITY OWNERSHIP

         The following table sets forth certain information regarding the units owned by each person or entity known to own beneficially or exercise voting or dispositive control over more than 5% of the units as of May 31, 2004.

       Name of Beneficial Owner                     Number of Units                       Percent of Class
       ------------------------                     ---------------                       ----------------
AIMCO Properties, L.P.                                  24,341                                 39.86%
(an affiliate of AIMCO)
4582 South Ulster St. Parkway,
Suite 1100,
Denver, Colorado 80237

AIMCO IPLP, L.P.                                          88                                    0.14%
(an affiliate of AIMCO)
55 Beattie Place
Greenville, South Carolina  29602


                                APPRAISAL RIGHTS

         Limited Partners are not entitled to dissenters' appraisal rights under applicable law or the Partnership Agreement in connection with the sale of Partnership assets or an amendment to the Partnership Agreement. However, the Partnership is providing each Limited Partner with contractual dissenters' appraisal rights that are based upon the dissenters' appraisal rights that a Limited Partner would have were the Limited Partner a shareholder in a corporate merger under the corporation laws of the state of Missouri. This appraisal proceeding will be decided by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators who will follow the statutory provisions otherwise governing such dissenters' appraisal rights and who will conduct the proceedings in Denver, Colorado. Any arbitration award can be appealed in the Federal District Court located in Denver, Colorado. These appraisal rights enable a Limited Partner to obtain an arbitrated appraisal of the value of the Limited Partner's interest in the Partnership, and entitle a Limited Partner to receive the arbitrated appraised value of the Limited Partner's interest in the Partnership in connection with the Amendment and the Sale. A copy of these corporation laws, as they relate to these rights, is attached to this Consent Solicitation Statement as Appendix B along with a summary of the appraisal rights. Prosecution of these contractual appraisal rights will involve an arbitration proceeding, and consideration paid to a Limited Partner after the prosecution of such contractual appraisal rights, which will take a period of time that cannot be predicted with accuracy, will be a cash payment, resulting in a taxable event to such Limited Partner.

                 SOLICITATION OF CONSENTS AND CONSENTS REQUIRED

         The General Partner has set the close of business on September [__], 2004 as the Record Date for the determination of Limited Partners entitled to notice of and to vote on the proposals. Only Limited Partners of record as of the Record Date will be entitled to vote on or object to the proposals.

         APPROVAL OF THE AMENDMENT ON THE TERMS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT IS ONLY POSSIBLE WITH THE WRITTEN APPROVAL OF THE LIMITED PARTNERS WHO OWN MORE THAN 50% OF THE TOTAL OUTSTANDING UNITS. As of the Record Date, there were 61,063 units issued and outstanding, and each unit represents a 0.0016% interest in the Partnership. Affiliates of the General Partner currently own approximately 40% of the outstanding units and will consent to the Amendment on the terms described in this Consent Solicitation Statement. Unaffiliated Limited Partners owning in the aggregate 6,108.61, or 10.1%, of the outstanding units must approve the Amendment for it to be approved.

         We will not consummate the Sale if a majority in interest of Unaffiliated Limited Partners withhold consent to the Sale in compliance with the procedures set forth in this Consent Solicitation Statement. Unaffiliated Limited Partners own 36,634 units. Therefore, if Unaffiliated Limited Partners owning more than 18,321 unaffiliated Units, or approximately 30% of the outstanding units, object to the Sale in compliance with the procedures set forth in this Consent Solicitation Statement, the Sale will not be consummated. Abstentions on the enclosed Consent will not be treated as objections to the Sale, although they will be treated as a vote against the Amendment for purposes of determining whether the requisite vote has been achieved.

         A Consent Form has been included with this Consent Solicitation for your use. Please mark, sign, date and deliver your Consent Form promptly to the Solicitation Agent, The Altman Group, Inc., by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, or by fax at (201) 460-0050. Limited Partners must deliver the enclosed Consent Form to the Solicitation Agent no later than midnight, New York City time on October [__], 2004, unless this Consent Solicitation is extended by the General Partner.

         Consents will be solicited by mail, telephone, e-mail and in person. The cost of preparing, assembling, printing and mailing this Consent Solicitation Statement and the enclosed Consent Form will be borne by the Partnership. The fees and expenses of the Solicitation Agent are expected to be $4,000 and will be borne by the Purchaser.

         LIMITED PARTNERS WHO DESIRE TO CONSENT TO THE AMENDMENT OR OBJECT TO THE SALE SHOULD DO SO BY MARKING THE APPROPRIATE BOX ON THE CONSENT FORM INCLUDED HEREWITH, AND SIGN, DATE AND DELIVER THE CONSENT FORM TO THE SOLICITATION AGENT BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ABOVE AND ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THIS CONSENT SOLICITATION STATEMENT AND THEREIN.

         All Consent Forms that are properly completed, signed and delivered to the Solicitation Agent prior to the Expiration Date and not properly revoked (as described below) will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS PROPERLY COMPLETED, SIGNED, AND DELIVERED TO THE SOLICITATION AGENT, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE AMENDMENT, IF NONE OF THE BOXES MARKED "CONSENTS," "WITHHOLDS CONSENT" OR "ABSTAINS" ARE MARKED WITH RESPECT TO THAT PROPOSAL, AND WILL NOT BE DEEMED TO HAVE OBJECTED TO THE SALE, IF NONE OF THE BOXES MARKED "CONSENTS," "OBJECTS," OR "ABSTAINS" ARE MARKED.

         Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the units is registered. If the units to which a Consent Form relate are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the General Partner of authority to execute the Consent Form.

         The execution and delivery of a Consent Form will not affect a Limited Partner's right to sell or transfer the units. All Consent Forms received by the Solicitation Agent (and not properly revoked as described below) prior to the Expiration Date will be effective notwithstanding a record transfer of such units subsequent to the Record Date. A person who acquires units after the Record Date may not vote or object.

         All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The General Partner reserves the right to reject any or all Consent Forms that are not in proper form. The General Partner also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the delivery of Consent Forms must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by the General Partner shall be conclusive and binding.

         The General Partner expressly reserves the right, in its discretion, at any time and from time to time, to extend the period of time during which consents are solicited hereunder. Notice of any such extension will be disseminated promptly to Limited Partners in a manner reasonably designed to inform Limited Partners of such extension.


                           REVOCATION OF INSTRUCTIONS

         Any Limited Partner who has delivered a Consent Form to the Solicitation Agent may revoke the instructions set forth in such Consent Form by delivering to the Solicitation Agent a written notice of revocation prior to midnight, New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "Consents," "Withholds Consent," "Objects," or "Abstains," as the case may be, or in a writing delivered to the Solicitation Agent stating that the prior Consent Form is revoked, (iii) be signed by the Limited Partner in the same manner as the original signature on the Consent Form, and (iv) be received by the Solicitation Agent prior to midnight, New York City time, on the Expiration Date at its address or the fax number set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or facsimile number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. A LIMITED PARTNER MAY NOT REVOKE THE INSTRUCTIONS SET FORTH IN THE CONSENT FORM AFTER MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                                 SOURCE OF FUNDS

         The AIMCO Operating Partnership expects that approximately $3,800,000 will be required to effect the Amendment and the Sale (exclusive of fees and expenses) and will provide the requisite funds to the Purchaser. The General Partner expects that its fees and expenses will be $67,600.

         The AIMCO Operating Partnership has a $445 million revolving credit facility with Bank of America, Fleet National Bank and First Union National Bank with a syndicate comprised of a total of ten lender participants. The AIMCO Operating Partnership is the borrower, and all obligations thereunder are guaranteed by certain of AIMCO's subsidiaries. The obligations under the credit facility are secured, among other things, by the AIMCO Operating Partnership's pledge of its stock ownership in certain subsidiaries of AIMCO, and a first priority pledge of certain of the AIMCO Operating Partnership's non-real estate assets. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The margin ranges between 2.15% and 2.85% in the case of LIBOR-based loans and between 0.65% and 1.35% in the case of base rate loans, based upon a fixed charge coverage ratio. The credit facility expires on July 31, 2005 and can be extended at AIMCO's option for a one-year term on a one-time basis. The loan agreement and its material amendments relating to this credit facility have been filed with the SEC as Exhibit 10.35.2 to AIMCO's annual report on Form 10-K for the fiscal year ended December 31, 2002 and Exhibits 10.1 and 10.2 to AIMCO's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2003 and are incorporated in this Information Statement by reference.

         As of June 30, 2004, the AIMCO Operating Partnership had approximately $90.6 million of cash on hand and approximately $136.7 million available for borrowing under existing lines of credit. The AIMCO Operating Partnership intends to repay any amounts borrowed to finance the offer out of future working capital.

                                FEES AND EXPENSES

         Except as set forth in this Consent Solicitation Statement, the General Partner and the Purchaser will not pay any fees or commissions to any broker, dealer or other person in connection with the Amendment or the Sale. The General Partner has retained The Altman Group, Inc. to act as the Solicitation Agent in connection with the Sale. The Solicitation Agent may contact holders of units by mail, e-mail, telephone, telex, telegraph and in person and may request brokers, dealers and other nominee limited partners to forward materials relating to the Sale to beneficial owners of the limited partnership interests. The Purchaser will pay the Solicitation Agent reasonable and customary compensation for its services in connection with the Amendment and the Sale, plus reimbursement for out-of-pocket expenses, and will indemnify it against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws. The Purchaser will also pay all costs and expenses of filing, printing and mailing the Consent Solicitation Statement and any related legal fees and expenses. The Partnership will not be responsible for paying any of the fees or expenses incurred by the Purchaser or the General Partner in connection with Sale.

         The following is an itemized statement of the aggregate estimated expenses incurred and to be incurred in this offer by the Partnership:

Legal Fees                                                                            $15,000
Title Insurance                                                                       $25,000
Recording Fees                                                                        $26,600
Survey                                                                                 $1,000

Total                                                                                 $67,600
                                                                                      =======


                              GENERAL LEGAL MATTERS

         We are not aware of any licenses or regulatory permits that would be material to the business of your Partnership, taken as a whole, and that might be adversely affected by the Amendment or Sale, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the consummation of the Amendment or Sale. While there is no present intent to delay the consummation of the Amendment or Sale pending receipt of any such additional approval or the taking of any action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your Partnership or its business, or that certain parts of its business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause us to elect to terminate the Purchase Agreement without consummating the transactions contemplated thereby.

         No provision has been made by the General Partner, the Partnership, the Purchaser, AIMCO, the AIMCO Operating Partnership, or any of its affiliates at such party's expense for the provision of counsel or appraisal services, other than the appraisal of the fair market value of the Property as described in this Consent Solicitation Statement.

                               GENERAL INFORMATION

         The AIMCO Operating Partnership is an affiliate of AIMCO. AIMCO, the AIMCO Operating Partnership and the Partnership are subject to the informational requirements of the Exchange Act and are therefore required to file annual and quarterly reports, proxy statements and other information with the SEC. You can inspect and copy reports and other information filed by any of the foregoing with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an Internet site at http:\\www.sec.gov that contains reports and proxy statements regarding issuers that file electronically with the SEC.

         The information contained in this Consent Solicitation Statement is accurate only as of the date hereof. We have not authorized anyone else to provide you with information. You should not assume that the information in this Consent Solicitation Statement or any supplement is accurate as of any date other than the date on the front page of this Consent Solicitation Statement.

         You are requested to review the material contained in this Consent Solicitation Statement; complete, sign and date the accompanying Consent Form; and return it to the Solicitation Agent in the enclosed self-addressed, postage-paid envelope as soon as possible.




THE SIGNED CONSENT FORMS SHOULD BE SENT OR DELIVERED BY EACH LIMITED PARTNER TO
   THE SOLICITATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH BELOW:


                             THE ALTMAN GROUP, INC.



                  By Mail, Overnight Courier and Hand Delivery:



                            1275 Valley Brook Avenue
                           Lyndhurst, New Jersey 07071


                By Facsimile:              For Information please call:

               (201) 460-0050              TOLL FREE (800) 217-9608

                                     ANNEX I

                             OFFICERS AND DIRECTORS

         The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"); AIMCO-GP, Inc. ("AIMCO-GP"), AIMCO Properties, L.P. ("AIMCO Properties") and United Investors Real Estate, Inc. (the "General Partner") are set forth below. The directors of AIMCO are also set forth below. The two directors of AIMCO-GP are Terry Considine and Peter Kompaniez. Unless otherwise indicated, the business address of each executive officer and director is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237. Each executive officer and director is a citizen of the United States of America. All titles refer to titles with AIMCO and AIMCO-GP, except as otherwise stated.

                 NAME                                                    POSITION
                 ----                                                    --------
 Terry Considine...................... Chairman of the Board, Chief Executive Officer and President

 Peter K. Kompaniez................... Vice Chairman of the Board; Director of General Partner

 Jeffrey W. Adler..................... Executive Vice President--Conventional Property Operations

 Harry G. Alcock...................... Executive Vice President and Chief Investment Officer; Executive Vice
                                       President of General Partner

 Miles Cortez......................... Executive Vice President, General Counsel and Secretary; Executive Vice
                                       President, General Counsel and Secretary of General Partner

 Joseph DeTuno........................ Executive Vice President--Redevelopment

 Randall J. Fein...................... Executive Vice President--University Housing

 Patti K. Fielding.................... Executive Vice President--Securities and Debt; Executive Vice President of
                                       General Partner

 Thomas M. Herzog..................... Senior Vice President and Chief Accounting Officer; Senior Vice President
                                       and Chief Accounting Officer of General Partner

 Lance J. Graber...................... Executive Vice President--AIMCO Capital

 Martha L. Long....................... Director and Senior Vice President of General Partner

 Paul J. McAuliffe.................... Executive Vice President and Chief Financial Officer; Executive Vice
                                       President and Chief Financial Officer of General Partner

 Ronald D. Monson..................... Executive Vice President

 James G. Purvis...................... Executive Vice President--Human Resources

 David Robertson...................... Executive Vice President; President and Chief Executive Officer
                                       -- AIMCO Capital

 James N. Bailey...................... Director

 Richard S. Ellwood................... Director

 J. Landis Martin..................... Director

 Thomas L. Rhodes..................... Director

 NAME                                  PRINCIPAL OCCUPATION FOR THE LAST FIVE YEARS
 ----                                  --------------------------------------------
 Terry Considine...................... Mr. Considine has been Chairman of the Board and Chief Executive Officer since July 1994. Mr. Considine serves as Chairman and Chief Executive
                                       Officer of American Land Lease, Inc., another publicly held real estate investment trust and successor to Asset Investors Corporation and
                                       Commercial Assets, Inc. Mr. Considine devotes his time to his responsibilities at AIMCO on a full time basis, and the balance to American
                                       Land Lease, Inc. Upon the effectiveness of Mr. Kompaniez's resignation as
                                       President and pending the appointment of a chief operating officer, Mr.
                                       Considine will serve as President.

 Peter K. Kompaniez................... Mr. Kompaniez has been Vice Chairman of the Board since July 1994 and was appointed President in July 1997. Mr. Kompaniez has also served as Chief
                                       Operating Officer of NHP Incorporated after it was acquired by AIMCO in
                                       December 1997. Effective April 1, 2004, Mr. Kompaniez resigned as
                                       President. Mr. Kompaniez will continue in the role of Vice Chairman and will serve AIMCO on a variety of special and ongoing projects in an operating role.

 Jeffrey W. Adler..................... Mr. Adler was appointed Executive Vice President, Conventional Property
                                       Operations in February 2004. Previously he served as Senior Vice President of Risk Management of AIMCO from January 2002 until November 2002, when he added the responsibility of Senior Vice President, Marketing. Prior to joining AIMCO from 2000 to 2002, Mr. Adler was Vice President,
                                       Property/Casualty for Channelpoint, a software company. From 1990 to 2000
                                       Mr. Adler held several positions at Progressive Insurance including
                                       Colorado General Manager from 1996 to 2000, Product Manager for Progressive
                                       Insurance Mountain Division from 1992 to 1996, and Director of Corporate
                                       Marketing from 1990 to 1992.

 Harry G. Alcock...................... Mr. Alcock served as a Vice President from July 1996 to October 1997, when he was promoted to Senior Vice President-Acquisitions. Mr. Alcock served as
                                       Senior Vice President-Acquisitions until October 1999, when he was promoted to Executive Vice President and Chief Investment Officer. Mr. Alcock has
                                       had responsibility for acquisition and financing activities of AIMCO since
                                       July 1994.

 Miles Cortez......................... Mr. Cortez was appointed Executive Vice President, General Counsel and
                                       Secretary in August 2001. Prior to joining the Company, Mr. Cortez was the senior partner of Cortez Macaulay Bernhardt & Schuetze LLC, a Denver law
                                       firm, from December 1997 through September 2001. From August 1993 through
                                       November 1997, Mr. Cortez was a partner at McKenna & Cuneo LLP in Denver.
                                       He served as president of the Colorado Bar Association from 1996 to 1997 and the Denver Bar Association from 1982 to 1983.

 Joseph DeTuno........................ Mr. DeTuno was appointed Executive Vice President--Redevelopment in
                                       February 2001 and previously served as Senior Vice President--Property
                                       Redevelopment from August 1997 to February 2001. Prior to joining AIMCO,
                                       Mr. DeTuno was President and founder of JD Associates, a full service real estate consulting, advisory and project management company that he founded in 1990.

 Randall J. Fein...................... Mr. Fein was appointed Executive Vice President--University Housing in
                                       October 2003 and is responsible for the operation of AIMCO's student housing related portfolio, including its joint venture activities. From
                                       1989 through 2003, Mr. Fein served as general partner of Income Apartment
                                       Investors L.P., and Texas First Properties L.P., which operated student and non-student housing. Prior to entering the apartment industry, Mr. Fein was engaged in the securities industry as a Director of Jefferies and as a Vice
                                       President of Salomon Brothers Inc. Mr. Fein is a member of the State Bar of
                                       Texas.



                                    Annex I-2

 NAME                                  PRINCIPAL OCCUPATION FOR THE LAST FIVE YEARS
 ----                                  --------------------------------------------
 Patti K. Fielding.................... Ms. Fielding was appointed Executive Vice President--Securities and Debt in
                                       February 2003. She is responsible for securities and debt financing and the treasury department. From January 2000 to February 2003, Ms. Fielding served as Senior Vice President--Securities and Debt. Ms. Fielding joined
                                       AIMCO in February 1997 and served as Vice President-Tenders, Securities and
                                       Debt until January 2000. Prior to joining the Company, Ms. Fielding was a
                                       Vice President with Hanover Capital Partners from 1996 to 1997, Vice
                                       Chairman, Senior Vice President and Principal of CapSource Funding Corp
                                       from 1993 to 1995, and Group Vice President with Duff & Phelps Rating Co.
                                       from 1987 to 1993.

 Lance J. Graber...................... Mr. Graber has been Executive Vice President since October 1999. His principal business function is overseeing dispositions, refinancings, redevelopments and other transactions within AIMCO Capital's portfolio of affordable properties. Prior to joining the Company, Mr. Graber was a
                                       Director at Credit Suisse First Boston from 1994 to May 1999, during which time he supervised a staff of seven in the making of principal investments in hotel, multi-family and assisted living properties.

 Thomas M. Herzog..................... Mr. Herzog was appointed Senior Vice President and Chief Accounting Officer in January 2004. Prior to joining AIMCO, Mr. Herzog was at GE Real Estate, serving as Chief Accounting Officer & Global Controller from April 2002 to
                                       January 2004 and as Chief Technical Advisor from March 2000 to April 2002.
                                       Prior to joining GE Real Estate, Mr. Herzog was at Deloitte & Touche LLP
                                       from 1990 until 2000, including a two-year assignment in the real estate national office.

 Martha L. Long....................... Ms. Long has been a Director and Senior Vice President of the General
                                       Partner since February 2004.  Ms. Long has been with AIMCO since October
                                       1998 and has served in various capacities.  From 1998 to 2001, Ms. Long served as Senior Vice President and Controller of AIMCO and the General
                                       Partner.  During 2002 and 2003, Ms. Long served as Senior Vice President of
                                       Continuous Improvement for AIMCO.


 Paul J. McAuliffe.................... Mr. McAuliffe has been Executive Vice President since February 1999 and was appointed Chief Financial Officer in October 1999. From May 1996 until he joined AIMCO, Mr. McAuliffe was Senior Managing Director of Secured Capital
                                       Corp.

 Ronald D. Monson..................... Mr. Monson was appointed Executive Vice President in February 2001.
                                       Beginning in February 2004, Mr. Monson assumed oversight of four of AIMCO's regional operating centers. From February 2001 to February 2004, Mr. Monson served as the head of AIMCO's conventional property operations. Previously, he served as Regional Vice President from March 1997 to May 1998, when he was promoted to Senior Vice President of the Midwest Division. Mr. Monson
                                       served as Senior Vice President of the Midwest Division until January 1999, when he was appointed Senior Vice President of the Far West Division, which role he filled until February 2001. From April 1994 to February 1997, Mr.
                                       Monson was a Regional Vice President for Great Atlantic Property Management.



                                    Annex I-3

 NAME                                  PRINCIPAL OCCUPATION FOR THE LAST FIVE YEARS
 ----                                  --------------------------------------------
 James G. Purvis...................... Mr. Purvis was appointed Executive Vice President--Human Resources in
                                       February 2003. Prior to joining AIMCO, from October 2000 to February 2003,
                                       Mr. Purvis served as the Vice President of Human Resources at SomaLogic,
                                       Inc. a privately held biotechnology company in Boulder, Colorado. From July
                                       1997 to October 2000, Mr. Purvis was the principal consultant for O3C
                                       Global Organization Solutions, a global human resources strategy and technology consulting company based in Colorado and London. From March 1996 to July 1997 Mr. Purvis served as the Senior Vice President of Employee
                                       Relations at TCI, Inc. From August 1990 to March 1996 Mr. Purvis served as the Senior Vice President of Human Resources of Westin Hotels and Resorts.

 David Robertson...................... Mr. Robertson has been Executive Vice President since February 2002, and was appointed President and Chief Executive Officer of AIMCO Capital in
                                       October 2002. He is responsible for property operations, asset management and transaction activities within AIMCO Capital's portfolio of affordable properties, and for redevelopment and construction activities for both the conventional and affordable property portfolios. Prior to joining the
                                       Company, Mr. Robertson was a member of the investment-banking group at
                                       Smith Barney from 1991 to 1996, where he was responsible for real estate investment banking transactions in the western United States, and was part of the Smith Barney team that managed AIMCO's initial public offering in
                                       1994. Since February 1996, Mr. Robertson has been Chairman and Chief
                                       Executive Officer of Robeks Corporation, a privately held chain of specialty food stores.

 James N. Bailey...................... Mr. Bailey was appointed a Director of AIMCO in June 2000 and is currently
      Cambridge Associates, Inc.       Chairman of the Nominating and Corporate Governance Committee and a member
      1 Winthrop Square,               of the Audit and Compensation and Human Resources Committee.  Mr. Bailey is
      Suite 500                        co-founder and Senior Managing Director of Cambridge Associates, LLC,
      Boston, MA  02110                founded in 1973, and co-founder, Treasurer and Director of:  The Plymouth
                                       Rock Company, founded in 1984; Direct Response Corporation, founded in 1996; and
                                       Homeowners' Direct Corporation, founded in 1996; all U.S. personal lines insurance companies. In addition, he is a director of Getty Image, Inc., a publicly held company. He has also been a member of a number of Harvard
                                       University alumni affairs committees, including, the Overseers Nominating
                                       Committee and The Harvard Endowment Committee. Mr. Bailey is a member of the
                                       Massachusetts Bar and the American Bar Association.

 Richard S. Ellwood................... Mr. Ellwood was appointed a Director of the Company in July 1994.  Mr.
      12 Auldwood Lane                 Ellwood is currently Chairman of the Audit Committee and a member of the
      Rumson, NJ  07660                Compensation and Human Resources and Nominating and Corporate Governance
                                       Committees.  Mr. Ellwood is the founder and President of R.S. Ellwood &
                                       Co., Incorporated, a real estate investment banking firm.  Prior to forming
                                       R.S. Ellwood & Co., Incorporated in 1987, Mr. Ellwood had 31 years experience on Wall Street as an investment banker, serving as: Managing
                                       Director and senior banker at Merrill Lynch Capital Markets from 1984 to
                                       1987; Managing Director at Warburg Paribas Becker from 1978 to 1984;
                                       general partner and then Senior Vice President and a director at White,
                                       Weld & Co. from 1968 to 1978; and in various capacities at J.P. Morgan &
                                       Co. from 1955 to 1968.  Mr. Ellwood currently serves as a director of
                                       Felcor Lodging Trust, Incorporated and Florida East Coast Industries, Inc.



                                    Annex I-4

 NAME                                  PRINCIPAL OCCUPATION FOR THE LAST FIVE YEARS
 ----                                  --------------------------------------------
 J. Landis Martin..................... Mr. Martin was appointed a Director of AIMCO in July 1994 and is currently
      199 Broadway                     Chairman of the Compensation and Human Resources Committee.    Mr. Martin
      Suite 4300                       is a member of the Audit and Nominating and Corporate Governance
      Denver, CO  80202                Committees.  Mr. Martin is also the Lead Independent Director of AIMCO's
                                       Board.  Since 1994, Mr. Martin has been Chairman of the Board and Chief
                                       Executive Officer of Titanium Metals Corporation, a publicly held integrated producer of titanium metals.  From 1987 to 2003, Mr. Martin served as President and Chief Executive Officer of NL Industries, Inc.
                                       ("NL"), a publicly held manufacturer of titanium dioxide chemicals, and served as a director of NL from 1986 to 2003.  From 1990 until its acquisition by Dresser Industries, Inc. in 1994, Mr. Martin served as
                                       Chairman of the Board and Chief Executive Officer of Baroid Corporation, a
                                       publicly held petroleum services company.  Mr. Martin is also a director of
                                       Halliburton Company, Crown Castle International Corporation, a wireless communications company, and Trico Marine Services, Inc., which provides marine support services to the oil and gas industry.  Until February 2003,
                                       Mr. Martin was a director of Tremont Corporation, a holding company, and until December 2003 Mr. Martin was a director of Special Metals Corporation.

 Thomas L. Rhodes..................... Mr. Rhodes was appointed a Director of the Company in July 1994 and is
      215 Lexington Avenue             currently a member of the Audit, Compensation and Human Resources, and
      4th Floor                        Nominating and Corporate Governance Committees.  Mr. Rhodes has served as
      New York, NY  10016              the President and Director of National Review Magazine since November 1992, where he has also served as a Director since 1988.  From 1976 to 1992, he held various positions at Goldman Sachs & Co., was elected a General
                                       Partner in 1986 and served as a General Partner from 1987 until November
                                       1992.  Mr. Rhodes is Chairman of the Board of Directors of The Lynde and
                                       Harry Bradley Foundation, Vice Chairman of American Land Lease, Inc.,
                                       another publicly held real estate investment trust and successor to Asset
                                       Investors Corporation and Commercial Assets, Inc.



                                    Annex I-5

                                   APPENDIX A


                         PRO FORMA FINANCIAL STATEMENTS


         The following pro forma financial information has been derived from the balance sheet and income statement of your partnership for the twelve months ended December 31, 2003


                       UNITED INVESTORS INCOME PROPERTIES


 PRO FORMA DECEMBER 31, 2003 BALANCE SHEET

 ASSETS
 Investment Properties:
      Land                                             $      1,021
      Buildings and related personal property                 6,556
      Accumulated depreciation                               (3,208)

 Cash and cash equivalents                                      430
 Receivables and deposits                                        12
 Other assets                                                    37
                                                       ------------
 TOTAL ASSETS                                          $      4,848
                                                       ============


 LIABILITIES AND PARTNERS' CAPITAL:
 Accounts payable                                      $          9
 Tenant security deposit liabilities                             32
 Accrued property taxes                                           6
 Other liabilities                                               29
 Due to affiliates                                               44
 Partners' Capital                                            4,728
                                                       ------------
 TOTAL LIABILITIES AND PARTNERS' CAPITAL               $      4,848
                                                       ============



 PRO FORMA DECEMBER 31, 2003 INCOME STATEMENT

 REVENUES
 Rental income                                         $      1,018
 Other income                                                   119
                                                       ------------
 Total Revenues                                               1,137
                                                       ------------

 Expenses:
 Operating                                                      471
 General & Administrative                                       141
 Depreciation                                                   277
 Property Taxes                                                 101
                                                       ------------
 TOTAL EXPENSES                                                 990
                                                       ------------

 NET INCOME                                            $        147
                                                       ============


 NET INCOME PER LIMITED PARTNERSHIP UNIT               $       2.38
                                                       ============

                                   APPENDIX B

                                APPRAISAL RIGHTS

         The Partnership is providing each Limited Partner with contractual dissenters' rights with regard to Partnership interests held by a Limited Partner in connection with the Amendment and the Sale. The dissenters' rights are based upon the dissenters' appraisal rights that a Limited Partner would have were the Limited Partner a shareholder in a corporate merger under the General and Business Corporation Law of Missouri (the "GBCLM"), except that (i) the appraisal proceeding will be decided by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators who will follow the statutory provisions otherwise governing such dissenters' appraisal rights and who will conduct the proceedings in Denver, Colorado, and (ii) any arbitration award can be appealed in the Federal District Court located in Denver, Colorado. Since the GBCLM deals with corporations, the procedures under the GBCLM dissenters' rights statute are applicable to the extent practicable.

         Under the GBCLM, each holder of a limited partnership interest may be entitled to demand and receive payment of the fair value of his limited partnership interests in cash, exclusive of any appreciation or depreciation in anticipation of the transaction objected to, unless exclusion would be inequitable. Any limited partner who fails to comply with the requirements described below and as more fully stated in Sections 351.890, 351.900, and
351.925 of the Missouri Revised Statutes will be bound by the Amendment and the Sale.

         To be entitled to demand and receive payment of the fair value of his limited partnership interests in cash, such limited partner must (i) not vote in favor of the Amendment and the Sale, (ii) prior to the Expiration Date, deliver to the Solicitation Agent written notice of the Limited Partner's intent to demand payment for its interests in the Partnership, (iii) demand payment in accordance with the instructions below, (iv) certify whether the Limited Partner acquired beneficial ownership of the limited partnership interests before the date that payment demands are required to be delivered as will be set forth in a notice of the approval of the Amendment by the Limited Partners, and (v) if applicable, deposit the Limited Partner's certificates representing his limited partnership interests in accordance with the instructions below. Failure to vote against the Amendment or the Sale will not constitute a waiver of these appraisal rights, and a vote against a proposal will not be deemed to satisfy the notice requirements of a Limited Partner's intent to demand payment. A Limited Partner who demands payment and, if applicable, properly deposits the certificates with the Partnership retains all other rights of a Limited Partner until these rights are cancelled or modified by the consummation of the Amendment and the Sale. A Limited Partner who does not take such actions, each by the date set forth in this Appendix, is not entitled to payment for the limited partnership interests under these appraisal rights provisions.

         A written notice of intent to demand payment, a written demand for payment, and if applicable, certificates representing limited partnership interests should be sent to the Solicitation Agent at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071. The limited partnership interests relating to a payment for demand may not be transferred, unless such payment demand is properly withdrawn. Demand must be made and, if applicable, certificates representing limited partnership interests must be deposited with the Partnership at the address set forth above within thirty (30) days after the date the Partnership delivers a written notice of the approval of the Amendment by Limited Partners.

         Immediately after the Amendment and the Sale are consummated, the fair value, as estimated by the Partnership, will be paid for the dissenter's limited partnership interests. The payment must be accompanied by certain financial statements of the Partnership, a statement of the Partnership's estimate of the fair value of the limited partnership interests, and a statement of the dissenter's right to demand payment under Section 351.925 of the Missouri Revised Statutes. Any such payment shall be deemed to incorporate by reference all information provided with this Consent Solicitation Statement.

         A dissenter may notify the Partnership in writing of the dissenter's own estimate of the fair value of the dissenter's limited partnership interests and demand payment of the dissenter's estimate if (i) the dissenter believes the amount paid to the Unaffiliated Limited Partners is less than the fair value of the limited partnership interests; (ii) the Partnership fails to make payment within sixty (60) days after the date set for demanding payment; or (iii) the Partnership, having failed to consummate the Amendment and the Sale, does not return the deposited certificates, if applicable, or release the transfer restrictions imposed on the uncertificated interests within sixty (60) days after the date set for demanding payment. A dissenter waives the right to demand payment of the dissenter's estimate, unless the dissenter notifies the Partnership of the dissenter's demand in writing within thirty (30) days after the Partnership made or offered payment for its interests.

         If a demand for payment of the dissenter's estimate remains unsettled, the Partnership will commence a proceeding within sixty (60) days after receiving the payment demand and petition the arbitration panel to determine the fair value of the shares. If the Partnership fails to commence the proceeding within this time, the dissenter whose demand remains unsettled will be paid the amount demanded. The Partnership will make all dissenters whose demands remain unsettled parties to the proceeding, and all parties must be served a copy of the petition. The arbitration panel may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value, with the powers described in the order appointing them. The dissenters will be entitled to the same discovery rights as in other civil proceedings. Each dissenter who is made a party to the proceeding will be entitled to judgment for the amount, if any, by which the arbitration panel finds the fair value of the dissenter's interests exceeds the amount paid, plus interest.

         The foregoing summary of the rights of objecting limited partners does not purport to be a complete statement of the procedures to be followed by limited partners desiring to exercise their dissenters' rights. The preservation and exercise of dissenters' rights are conditioned on strict adherence to the applicable provisions of the GBCLM. Each limited partner desiring to exercise dissenters' rights should refer to Section 351.870 through Section 351.930 of the GBCLM, a copy of which is attached hereto, for a complete statement of the limited partner's rights and the steps which must be followed in connection with the exercise of those rights.

                            MISSOURI REVISED STATUTES

DEFINITIONS.

351.870. In sections 351.870 to 351.930:

(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

(2) "Corporation" means a statutory close corporation at the time the corporate action is taken and which is the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or consolidation of that issuer;

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 351.875 and who exercises that right when and in the manner required by sections 351.885 to 351.925;

(4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

(6) "Shareholder" means the record shareholder or the beneficial shareholder.

GROUNDS FOR SHAREHOLDER DISSENT.

351.875. 1. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by law or the articles of incorporation and the shareholder is entitled to vote on the merger; or if the corporation is a subsidiary that is merged with its parent under the provisions of section 351.447;

(2) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(3) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's share because it:

(a) Alters or abolishes a preferential right of the shares;

(b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(c) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or

(d) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(4) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

2. A shareholder entitled to dissent and obtain payment for his shares under sections 351.870 to 351.930 may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

RIGHTS OF PARTIAL DISSENTER.

351.880.

1. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

2. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

(1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

MEETING NOTICE TO STATE SHAREHOLDER MAY BE ENTITLED TO ASSERT DISSENTERS'
RIGHTS.

351.885.

1. If proposed corporate action creating dissenters' rights under section
351.875 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 351.870 to 351.930 and be accompanied by a copy of sections 351.870 to 351.930.

2. If corporate action creating dissenters' rights under section 351.875 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 351.895.

WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT FOR SHARES.

351.890.

1. If proposed corporate action creating dissenters' rights under section
351.875 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and shall not vote his shares in favor of the proposed action.

2. A shareholder who does not satisfy the requirements of subsection 1 of this section is not entitled to payment for his shares under sections 351.870 to 351.930.

WRITTEN DISSENTERS' NOTICE--CONTENTS.

351.895.1. If proposed corporation action creating dissenters' rights under section 351.875 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 351.890.

2. The dissenters' notice shall be sent no later than ten days after approval by the shareholders, or if the corporate action was taken without approval of the shareholders, then ten days after the corporate action was taken. The dissenters' notice shall:

(1) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares shall be restricted after the payment demand is received;

(3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

(4) Set a date by which the corporation shall receive the payment demand and when certificates for uncertificated shares shall be deposited, neither of which dates may be fewer than thirty nor more than sixty days after the date the notice provided for in subsection 1 of this section is delivered; and

(5) Be accompanied by a copy of sections 351.870 to 351.930.

SHAREHOLDER TO DEMAND PAYMENT AND DEPOSIT CERTIFICATES.

351.900.

1. A shareholder sent a dissenters' notice described in section 351.895 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 351.895, and deposit his certificates in accordance with the terms of the notice.

2. The shareholder who demands payment and deposits his share certificates under this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

3. A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 351.870 to 351.930

RESTRICTED TRANSFER OF UNCERTIFICATED SHARES.

351.905.

1. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 351.915.

2. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

PAYMENT FOR FAIR VALUE OF SHARES.

351.910.

1.Except as provided in section 351.920, immediately following the later of the effective date of the corporate action creating the dissenters' rights, or receipt of a payment demand, the corporation shall pay each dissenter who complied with section 351.900 the amount the corporation estimates to be the fair value of his shares.

2. The payment shall be accompanied by:

(1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating the dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporations' estimate of the fair value of the shares;

(3) A statement of the dissenters' right to demand payment under section 351.925; and

(4) A copy of sections 351.870 to 351.930.

TIME PERIOD--RELEASE OF TRANSFER RESTRICTIONS.

351.915.

1. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

2. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under section 351.895 and repeat the payment demand procedure.

WITHHOLDING OF PAYMENT FROM DISSENTER--GROUNDS.

351.920.

1. A corporation may elect to withhold payment required by section 351.910 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to the shareholders of the terms of the proposed corporate action.

2. To the extent the corporation elects to withhold payment under subsection 1 of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenters' right to demand payment under section 351.925.

RIGHT TO DEMAND PAYMENT--NOTIFICATION OF FAIR VALUE.

351.925.

1. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of his estimate, less any payment under section 351.910, or reject the corporation's offer under section 351.920 and demand payment of the fair value of his shares due, if:

(1) The dissenter believes that the amount paid under section 351.910 or offered under section 351.920 is less than the fair value of his shares;

(2) The corporation fails to make payment under section 351.910 within sixty days after the date set for demanding payment; or

(3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

2. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection 1 of this section within thirty days after the corporation made or offered payment for his shares.

PROCEEDING TO DETERMINE FAIR VALUE OF SHARES.

351.930.

1. If a demand for payment under section 351.925 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. The corporation shall commence the proceeding in a court of competent jurisdiction located in the county where the corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in the state where the registered office of the domestic corporation merged with, or whose shares were acquired by the foreign corporation, was located.

3. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares exceeds the amount paid by the corporation, or for the fair value of his after-acquired shares for which the corporation elected to withhold payment under section 351.920.

                                PRELIMINARY COPY

                       UNITED INVESTORS INCOME PROPERTIES
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071

                                  CONSENT FORM

     CONSENT OF LIMITED PARTNER TO THE AMENDMENT TO THE LIMITED PARTNERSHIP
               AGREEMENT AND THE SALE OF BRONSON PLACE APARTMENTS

         The undersigned, a limited partner of United Investors Income Properties (the "Partnership"), and the holder of units, acting with respect to all of the units owned by the undersigned, hereby:

               [__] Consents [__] Withholds Consent [__] Abstains

with respect to the Amendment of the Partnership's agreement of limited partnership to permit sales of the Partnership's property to the General Partner of the Partnership and its affiliates, and

                    [__] Consents [__] OBJECTS [__] Abstains

with respect to the Sale by the Partnership of one of its apartment complexes known as Bronson Place Apartments, located in Mountlake Terrace, Washington on the terms and conditions described in the Consent Solicitation Statement dated [________], 2004.

         THIS CONSENT IS SOLICITED BY UNITED INVESTORS REAL ESTATE, INC., THE GENERAL PARTNER OF THE PARTNERSHIP.

         IF NO ELECTION IS SPECIFIED WITH RESPECT TO THE AMENDMENT PROPOSAL, AN OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THE AMENDMENT PROPOSAL. IF NO ELECTION IS SPECIFIED WITH RESPECT TO THE SALE PROPOSAL, AN OTHERWISE PROPERTY COMPLETED AND SIGNED CONSENT FORM WILL NOT BE DEEMED AN OBJECTION TO THE SALE PROPOSAL.

         The undersigned hereby acknowledges receipt of the Consent Solicitation Statement. Capitalized terms used in this Consent and not defined herein have the meanings set forth in the Consent Solicitation Statement.

         A fully completed, signed and dated copy of this Consent Form should be sent to The Altman Group, Inc., by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, or by fax at (201) 460-0050, no later than midnight, New York City time, on [______________], 2004, unless this Consent Solicitation is extended by the General Partner.



Dated:                                      By:
      ----------------------------             ---------------------------------

                                            ------------------------------------
                                            Please Print Name


Please sign exactly as you hold your units. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.